MASTER AGREEMENT BETWEEN
                           EDUCATIONAL TESTING SERVICE
                                       AND
                          SYLVAN LEARNING SYSTEMS, INC.
                      FOR COMPUTER-BASED. TESTING SERVICES
                          AT SYLVAN TECHNOLOGY CENTERS
                         IN THE UNITED STATES AND CANADA


         THIS AGREEMENT, effective as of December 12, 1997 by and between EDUCATIONAL TESTING SERVICE (ETS), a nonprofit, nonstock corporation, organized and existing under the Education Law of the State of New York, with principal offices at Princeton, New Jersey 08541, and SYLVAN LEARNING SYSTEMS, INC. (Sylvan), a Maryland business corporation, with its headquarters at 1000 Lancaster Street, Baltimore, Maryland 21202.

                                   WITNESSETH:

          WHEREAS, ETS has developed, and is continuing to develop, computer-based versions of various tests and exams which are designed to be administered on networked personal computers; and

          WHEREAS, ETS has also developed an ETS proprietary Computer-Based Testing System, a set of computer software that permits the administration of computer-based versions of tests on networked personal computers; and

          WHEREAS, Sylvan operates a network of franchised/leased/owned, Sylvan Technology Centers in the United States and its territories (as well as other computer-based testing centers and mobile computer- based testing operations) that are capable of administering computer-based tests to test-takers and Sylvan wishes to utilize certain ETS test development and ETS software Systems capabilities; and

          WHEREAS, under the terms of an agreement effective as of September 1, 1993 (the " 1993 Agreement") between ETS and Sylvan, Sylvan has been providing certain computer-based test administration and related services, for ETS testing programs; and

          WHEREAS, ETS and Sylvan wish to redefine their contractual relationship to address issues that have arisen in the implementation of the Agreement and to provide contract performance oversight.

         NOW, THEREFORE, ETS and Sylvan agree to the following:

                         GENERAL STATEMENT OF PRINCIPLES
                         -------------------------------

          It is implicit in this Agreement that the use of the Test Center network by third parties be encouraged, thus providing a higher utilization and allowing Sylvan to extend the best possible unit pricing to ETS.

          The current success of CBT is due in large part to the flexibility, which both parties have shown, in our approach to the daily operation of the testing network.

*Portions of this exhibit has been omitted based upon a request for confidential treatment.

We are separate organizations with sometimes different goals and needs. Our planning cannot and should not be at the expense of either organization's separate goals. Both ETS and Sylvan must respect the other organization's goals and operate with a level of trust that assures a mutually successful future.

 1.0      GENERAL
          -------

          The objective of this Agreement is to serve as a master agreement under which ETS utilizes the Sylvan network of secure testing centers in the U.S., Canada, and their territories that provides the highest quality testing and related services, which are both easily accessible to and economical for the Examinees to utilize.

          These Sylvan services will normally include, but are not necessarily limited to: local and national scheduling of Tests, registration of Examinees (as defined in 2.17 below), receipt of payments (including, but not limited to, credit card payments), computer-based test administration, and local score reporting.

          ETS services to Sylvan may include, but are not necessarily limited to: test development, conversion of paper-based tests into computer-based tests, and licensing of certain ETS developed software systems.

          ETS and Sylvan shall cooperate in the development and implementation of plans for the warehousing, distribution, installation, and operation of accommodative equipment and'softw-are at the Test Centers, to accommodate Examinees with disabilities who need special testing.

          The parties further agree to use their best efforts to accomplish the objectives of this Agreement and to meet the deadlines contained in the mutually agreed to schedules that will be developed hereunder, from time to time.

 2.0      DEFINITIONS
          -----------

          For purposes of this Agreement, the following terms shall have the meaning indicated below:

         2.1      CBT Network:

                  The system for providing Computer Based Testing services on behalf of ETS and ETS's Clients. This includes the conversion of Tests to CBT format, the creation of new CBT Tests, the administration of CBT Tests, the creation and delivery of CBT related products, including but not limited to Practice Tests, Tutorial and Test Preparation materials, CBT related fulfillment activities and any other services and products that ETS and Sylvan may determine to provide in the CBT field.

           2.2    ETS:

                  Educational Testing Service (ETS) means the non-profit organization established under New York law and located in Princeton, New Jersey.

           2.3    ETS Computer-Based Testing System:

                  The ETS proprietary open system architecture Computer-Based Testing System currently consists of the following sub-systems: the Computer-Based Test Development and Production System, the Network Data Distribution and Routing System, the Test Delivery Application System, the Test Administrative System, the Network Management Control System. Among other things, the open Systems architecture permits the administration of computer-based versions of tests on local area network based personal computers. These components will be changed or replaced from time to time to take advantage of new technology.

         2.4      ETS Supported CBT Centers:

                  ETS supported CBT centers in ETS offices and institutions of higher education.

         2.5      Technologies and Materials:

                  2.5.1 ETS Owned, Acquired or Contracted For Technologies and
                  Materials:

                          ETS Owned, Acquired or Contracted For Technologies and Materials shall include the ETS Computer-Based Testing System, the Test databases and scripts to be administered and all individual Test Questions (including but not limited to discrete items, simulations, vignettes, and performance assessments), the Manual, and any other software, manuals, documentation, secure test administration or operational procedures or other materials developed by ETS which will be provided to and/or used by Sylvan to perform its responsibilities under this Agreement.

                          The following functions/applications were either developed/written by ETS or were owned, acquired, or contracted for by ETS as off-the-shelf (OTS) vendor provided software that ETS is responsible for maintaining.

                          System Functions, include all of the following:

                                   *
*Text omitted based upon request for confidential treatment.

             Administrative Functions, include all of the following:

                      *

                  Station Service Functions, include all of the following:

                      *

            2.5.2 Sylvan Owned, Acquired, or Contracted For Technologies and
                  Materials:

                 The following functions/applications were either developed/written by Sylvan or were owned, acquired, or contracted for as OTS vendor provided software that Sylvan is responsible for maintaining.

                 System Functions, include all of the following:

                     *

                 Administrative Functions, include all of the following:

                     *

                 Station Service Functions, include all of the following:

                     *

        2.6      ETS Proprietary and Confidential Information:

                 ETS Proprietary and Confidential Information shall include but not be limited to, the ETS Computer-Based Testing System for test administration and delivery, the Test databases and scripts and all individual Test questions, all data collected from Examinees, all Examinee test scores AND THE IDENTITIES OF THE EXAMINEES, THE MANUAL, internal ETS procedures for the secure administration of computer-based tests and any other information identified by ETS to Sylvan as confidential. Sylvan's responsibilities concerning ETS Proprietary and Confidential Information, are enumerated in Paragraphs 8.0 and
                 10.0 of this Agreement.

         2.7      Examinee:

                 Examinee means any individual who receives or takes any Test or a Test related activity such as a practice test or tutorial product or is scheduled to take a Test or a test related activity at a Test Center, or who reviews their previously taken Test, if such review is permitted by ETS.

*Text omitted based upon request for confidential treatment.

       2.8      LAN:

                A local area network made up of personal computers.

       2.9      Manual:

                The most current version of the ETS Computer-Based Test Center Administrator's Manual. The Manual is attached hereto as Attachment #4.

       2.10      Private Test:

                Any Test which at ETS's direction is to be administered to an Examinee as the sole occupant or user of the Room during the Test.

        2.11     Room:

                The room(s) within the Test Center where the actual testing takes place using the network based PC's.

                2.11.1 Regular Testing Room:

                         A Room large enough to simultaneously test several Examinees, but which may also be used for the private testing of a single Examinee who requires private testing because of a disability.

                 2.11.2 Private Testing Room:

                         A private Room separate from the Regular Testing Room which is designed to accommodate a single Examinee who requires private testing because of a disability and the Examinee's reader or amanuenses.

        2.12     Scheduled Hours of Service:

                 The amount of time, to be scheduled for each Examinee as determined by ETS, including time allotted for the taking of a Test, including a Specialized Test, plus the time allotted for breaks during the Test, for the administration of any tutorial or familiarization with computer-based test taking; and for computerized registration of the Examinee. The Scheduled Hours of Service may, but does not necessarily, equal the maximum time in which any Test may be administered. Scheduled Hours of Service for any Test may be modified from time to time by ETS.

        2.13     Specialized Test:

                 Any test that, by virtue of an Examinee's disability, condition or handicap, requires the involvement of special assistance to the Examinee, in the way of additional equipment or aids, and/or a reader or amanuenses.

       2.14     Sylvan:

                Sylvan means the parent organization, any subsidiary, or affiliated organization, successor organization, or assignee in whole or in part.

        2.1.5   Sylvan Candidate Services Call Center ("CSCC"):

                The Sylvan Candidate Services Call Center ("CSCC") shall mean the centralized reservation processing system operated and staffed by Sylvan for scheduling prospective Examinees and the collection, maintenance and storage of all confidential relevant data regarding the delivery of services as directed by ETS under this Agreement.

        2.16    Sylvan Proprietary and Confidential Information:

                Sylvan Proprietary and Confidential Information shall include but not be limited to, the Sylvan test administration system and scheduling system, Sylvan Manuals and procedures, internal Sylvan procedures for the secure administration of computer-based tests and any other information identified by Sylvan to ETS as confidential. ETS"s responsibilities concerning Sylvan Proprietary and Confidential Information, are enumerated in Paragraphs 9.0 and 11.0 of this Agreement.

        2.17    Sylvan Registration Services:

                The series of activities authorized by ETS taking place at Sylvan's CSCC and at STC's necessary to assist ETS in the registration process. This can include such services as: 1) for a walk-in Examinee at an STC collecting Examinee data, payment receipt or payment information receipt and transmission of data to ETS; 2) at the CSCC, coordination and communication to correct Examinee registration information and receipt of eligibility files.

        2.18    Test(s):

                2.18.1 Tests Administered on Behalf of ETS:

                       All computer-based versions of a Test (including reviews by Examinees of their previously taken Tests), which Sylvan is authorized by ETS to deliver or administer at a Test Center under this Agreement, including those Tests and test programs set forth on Attachment 13 . Sylvan agrees that all Tests are subject to security procedures that ensure that Examinees have access to the Test(s) only during testing, and that the Test itself or any part of it shall not be disclosed or made available to any person who is not subject to confidentiality and nondisclosure obligations regarding same.

        2.19    Test Center:

                A Sylvan or ETS designated testing facility approved by ETS, located in the United States, Canada or their territories, operated by Sylvan and/or ETS trained and authorized staff, including Sylvan Technology CentersO, facilities in ETS Offices and institutions, or through other parties. Centers operated by Sylvan or its agents are sometimes called herein "Sylvan Test Centers". Centers operated by ETS or other parties under Paragraph
                  16.1.2 are sometimes called herein"'ETS Test Centers".

         2.20     Testing Client:

                  Any ETS client whose tests are administered through ETS Computer Based Testing Network Group, provided that no Testing Client is a third party beneficiary of this Agreement or otherwise succeeds to any rights of ETS under this Agreement.

 3.0      TERM AND RENEWAL
          ----------------

         Unless earlier terminated as provided for herein, this Agreement shall commence on the Effective Date and will expire on December 31, 2005. This Agreement will renew automatically for an unlimited number of consecutive, additional three (3) year renewal periods on the first day of January of 2006 (and on the anniversary of said date every three years thereafter), unless ETS or Sylvan provides notice at least two
         (2) years before the expiration date of the initial or renewal term that this Agreement will not be renewed. During each renewal term, the terms and conditions of this Agreement shall remain in effect, except that any agreed to changes in pricing and/or performance standards shall be effective at the start of each renewal term.

 4.0      CONTRACT PERFORMANCE OVERSIGHT
          ------------------------------

          4.1      Contract Performance Oversight

                  As soon as practicable, but no later than January 1, 1998, the parties shall establish the Contract Performance Oversight Committee (the "Oversight Committee), consisting of officers and employees of both organizations. The Oversight Committee will consist of one officer each from ETS and Sylvan, and such other employees of ETS and Sylvan as may be considered appropriate. The ETS officer will chair the Oversight Committee and ETS will have final approval authority for all decisions of the Oversight Committee. The Oversight COMMITTEE SHALL HAVE the ability to appoint and dissolve subcommittees it deems necessary to the accomplishment of its mission. The Oversight Committee will be charged with guiding the operation and development of THE CBT NETWORK and with approving and monitoring overall compliance with each 18 month operation and development plan for the CBT Network (the "CBT Network Plan"). Both parties agree that the Oversight Committee shall have the final say with regard to all operational and strategic issues arising in the delivery of Tests and Test related events as governed by this Agreement.

          4.2      CBT Network Plan

                  The CBT Network Plan will be a comprehensive plan addressing both the expansion of the CBT Network and operational guidelines for system development and network operational requirements addressing ETS and its client needs. The CBT Network Plan will address development of the CBT Network and related activities for each 18 month period. This can include, in addition to the expansion and operation of the CBT Network, such areas as future product introduction, sales of ancillary CBT products, new CBT academic program implementation and the general advancement of CBT.

                The CBT Network Plan can, in the course of developing a system to meet ETS's requirements for serving ETS's client base, address design of systems and procedures, soffivare and hardware upgrades, network upgrades, and system architecture in terms of hardware, software, and manual processing functions, The CBT Network Plan will include the requirements necessary for Sylvan to service the ETS client base with due consideration of other Sylvan clients using the same system. The CBT Network Plan will recognize that (i) any system that serves multiple clients will remain ultimately in the control of Sylvan and will address ETS's requirements in the context of serving multiple clients using the same systems and (ii) ETS will remain ultimately in control of ETS-owned Eystems and systems used exclusively for ETS clients.

                The initial CBT Network Plan will be agreed to by the parties within six (6) months of the Effective Date of this Agreement. For subsequent plans the parties will begin the planning process for each 18 month CBT Network Plan at least six (6) months before the end of the previous plan. The plan for any subsequent 18 month period shall be completed at least sixty (60) days prior to the end date of the prior plan. The Contract Performance Oversight Committee will regularly review progress against plan and budget.

        4.3     Subcommittee

                The Oversight Committee shall appoint a subcommittee consisting of employees from both ETS and Sylvan that is charged with preparing the CBT Network. Plan ("Subcommittee"). The Subcommittee shall also propose to the Oversight Committee amendments to the CBT Network Plan to accommodate the need for changes to the CBT Network Plan that arise during the 18 month period the CBT Network Plan is in effect. Either party may submit a proposed change to the CBT Network Plan to the Subcommittee. If the proposed change is minor the subcommittee may authorize the change. If the proposed change is major, the Subcommittee must submit the change to the Oversight Committee which will approve or reject the change. The definition of minor and ma or changes will be set forth in the first CBT NETWORK PLAN, but the Oversight Committee with have ultimate authority to determine whether a proposed change is minor or major in the case of a disagreement. The Subcommittee must submit proposals concerning major changes to the CBT Network Plan to the Oversight Committee at least three (3) months before the proposed change is to become operational. Each party will use its best efforts to expediently approve changes proposed by the other party.

        4.4     Quality Control

                ETS and Sylvan shall each make changes, upgrades, and substitutions to the hardware and software in their respective systems without the consent of the other party when such changes, upgrades, and substitutions have no effect on the other party; provided, however, that to protect against software and hardware incompatibility the parties shall establish a Quality Assurance Laboratory at a neutral location to test all such changes before they are released as a production version that may affect the CBT Network. This Quality Assurance Laboratory will be designed to reproduce the typical high security testing environment. Both parties may use the facility for quality assurance that software and hardware changes will not degrade Test Center performance. Sylvan will manage the Quality Assurance Laboratory and maintain the quality assurance testing schedule. Overall supervision of Sylvan's operation of the Quality Assurance Laboratory will be provided by the Oversight Committee. Sylvan will be responsible for the direct out-of-pocket costs of equipping and operating the Quality Assurance Laboratory, and ETS will reimburse Sylvan for one-half of such costs.

                  When Sylvan and ETS desires changes, upgrades, and substitutions to hardware or software and those changes will affect the other party's testing needs, except for maintenance repairs and corrections for software defects, the party making the change will notify the other party with sufficient information for the other party to evaluate the impact of the change and will simultaneously or as close to the notice date as possible begin testing the proposed change, upgrade and/or substitution in the Quality Assurance Laboratory. The party not submitting the change will approve or disapprove the change based on the results obtained from testing at the Quality Assurance Laboratory. In those circumstances where testing is not possible in the Quality Assurance Laboratory, the party not submitting the change will be provided fifty
                  (50) calendar days to approve or disapprove the changes. Any approvals required by this paragraph shall not be unreasonably withheld.

 5.0      SYLVAN'S RESPONSIBILITIES
          -------------------------

         5. 1     Sylvan Facilities and Furniture

                  At each Test Center, Sylvan will provide a testing Room convenient for access by the Examinees and suitable for secure testing purposes, which meet the specifications contained in Attachment #1 hereto "ETS Computer-Based Test Center Specifications".

                  During the time that an ETS Test is being administered in the Room, Sylvan shall not allow the Room, or any areas near the Room, to be used in a manner which would be detrimental to a standardized testing environment. At all other times, Sylvan shall either lock the Room or ensure through appropriate mechanisms that there is no access to the ETS Application System, the Tests, or other ETS confidential and proprietary materials. The Sylvan Test Centers located in the United States and its territories are to conform to the standards set forth in Attachment #2 hereto "The Americans with Disabilities Act" of 1990. Sylvan shall use its best efforts to ensure that Examinees tested in Test Centers in Canada and its territories will be tested under conditions that conform as closely as possible to the requirements of the Americans with Disabilities Act. Sylvan and all Test Centers shall, in the performance of this agreement, comply with all applicable U.S. and Canadian federal, state, provincial, local and territorial laws now and hereafter in effect.

          5.2     Sylvan Equipment and Software

                  PCs and software as specified in Attachment #3 hereto "Sylvan provided ComputerBased Test Center Hardware and Software" will remain the property of Sylvan or its lessor(s) or licensor(s). Sylvan agrees to assume responsibility for obtaining and paying for software licenses (including but not limited to Ms Windows and Novell Operating System) and maintenance of those PCs and software and to keep them in working order for the duration of this Agreement, and to assume the risk of loss for those PCs and software. Except where deviations are permitted by ETS, all Sylvan Test Center LAN Systems shall be consistent in all Test Centers and in compliance with the specifications set forth in Attachment # 1, as modified from time to time by ETS - The parties will agree on the appropriate hardware and software required for Test Centers in each 18 month CBT Network Plan. To the extent that any hardware or software changcs are required by any future CBT Network Plan, the costs of the change will be shared between the parties in accordance with Attachment # 6 "Fees".

        5.3      Sylvan Test Center Certification

                 Sylvan agrees that each new (including previously certified Sylvan Test Centers when ownership of a Sylvan Test Center changes) and/or relocated Sylvan Test Center will be required to complete a facilities review, staff training and software certification as part of a Test Center authorization process prior to the delivery of ETS Tests and at other times when significant software or operational changes occur.

                 Sylvan shall correct any condition where either security or operating procedures have not been maintained In the event that any such condition is not corrected by Sylvan within twenty-five (25) days after Sylvan receives ETS's written notice of need for remedial action, ETS reserves the right, at the express written direction or approval of an ETS Executive Vice President or ETS's President, to terminate immediately the Sylvan Test Center's authorization to deliver ETS Tests, upon the delivery of written notice of termination to Sylvan.

                 Where in ETS's sole opinion, the severity of the condition so warrants, at the express written direction or approval of an ETS Executive Vice President or ETS's President, ETS may immediately terminate a Sylvan Test Center's authorization to deliver ETS Tests, upon the delivery of written notice to Sylvan.

         5.4     Market Coverage/Additional Capacity

                 5.4.1 Sylvan and ETS will agree as part of each CBT Network Plan on the designation of GEOGRAPHIC AREAS FOR MARKET COVERAGE. Sylvan will at all times maintain a SUFFICIENT NUMBER OF TEST CENTERS (STC's) in each geographic area so as to MEET THE TEST AND TEST RELATED event demand. Sylvan will be deemed to be providing sufficient capacity if it meets the scheduling criteria of placing 99% of all Examinees in a seat within 20 days of their requested date and within 50 miles of their requested site as set forth in the Key Performance Standards set forth in Attachment # 12 below. The parties recognize that in certain sparsely populated locations it is impractical to maintain a Test Center within fifty mile zones. Notwithstanding the requirement set forth above, for those sparsely populated areas, the parties shall, as part of the CBT Network Plan, mutually agree on specific coverage requirements for those areas.

                         Sylvan is not obligated to open a Test Center under this paragraph or any other circumstance if the new Test Center is within a fifty (50) mile radius of an existing Sylvan Test Center, unless the existing Test Center capacity is insufficient to serve the market need as defined by Attachment # 12. Nothing stated in this Paragraph 5.4.1 shall in any way be deemed to limit ETS's rights set forth in Paragraphs
                         16.1.2 and 16.1.3.

                 5.4.2 Both parties recognize that ETS may require additional Test Centers to be opened in certain locations. The parties agree.

                         a. For each of the first five years that this Agreement is in effect Sylvan will open up to ten (10) Test Centers per year in any location designated by ETS at no cost to ETS. These Test Centers may be selected in addition to the mutually agreed network plan. Mobile testing sites and institutional sites will be considered adequate for purposes of this clause. Sylvan will open any center designated under this paragraph within ninety (90) days of receipt of ETS's written request.

                         b. After the first ten (10) centers per year and for Test Centers opened in year six of the Agreement and beyond, Sylvan will open a Test Center in any location designated by ETS provided ETS pays a fee to Sylvan for the cost of opening the Test Center. The fee for opening a Test Center under this paragraph 5.4.2 b. will be agreed to by the parties at the time the center is requested by ETS. Upon agreement by both parties on a fee and the location of the center, Sylvan will open the Test Center within ninety (90) days of agreement.

                         c. With regard to both Subparagraphs 5.4.2 a and b, Test Centers opened pursuant to those subparagraphs are in addition to any Test Centers Sylvan is required to open to meet the market coverage obligations of Paragraph 5.4. 1.

                         For both a and b above Sylvan is not obligated to open a Test Center under this paragraph or any other circumstance if the new Test Center is within a fifty
                         (50) mile radius of an existing Sylvan Test Center, unless the existing Test Center capacity is insufficient to serve the market need. If Sylvan fails to advise ETS that it will open a requested Test Center pursuant to a or b above, or if Sylvan does not open the requested Test CENTER IN THE TIME PERIOD ALLOWED, ETS MAY THEN PROCURE THE DESIRED TESTING CAPACITY ITSELF OR THROUGH OTHER PARTIES.

                  5.4.3 ETS and Sylvan recognize that there are times when ETS testing reaches a peak in event volume. ETS and Sylvan
                         agree that ETS can block purchase up to     *    of the
                         network under the following conditions:

                         ETS may purchase a maximum of * of the US/Canadian domestic testing network capacity for any specified day within the normal workweek of Monday to Saturday upon six months notice to Sylvan. ETS must purchase the seat time in contiguous blocks and may purchase up
                         to     *      of the hours available in the entire
                         testing network for the day or days selected. For
                         example, ETS will purchase up to     *      of the
                         morning time available on the day it chooses in every test site in the network. The price will be the hourly rate in effect for the network capacity in hours purchased plus the unit cost multiplied by the number of events actually administered. Sylvan will bill ETS the hourly fees immediately upon ETS's exercise of its option to purchase. ETS will pay the hourly fees at least three months in advance of the date or dates purchased. The

*Text omitted based upon request for confidential treatment.

                          per event fees will be paid in the normal course of payment after administration of the events. The following conditions apply:

                          a. ETS must purchase the time at least six months in advance so that Sylvan can block the schedule and avoid disruption of other testing programs.

                          b. ETS may not buy more than five days in any month and no more than one Saturday per month. Any Saturday purchased is included in the maximum of five days per month.

                          c. If seat capacity is not scheduled 4 8 hours in advance, Sylvan may begin scheduling other Client Candidates into the blocked hours. If Sylvan resells the seat time during this 48 hour period, ETS shall be refunded 100% of the per test hour fees it paid for the seats Sylvan fills but will not be reimbursed for any empty seats during the blocked hours. Regardless of whether ETS uses the purchased seat, the seat is resold within the 48 hours or the seat remains empty, ETS may count the hours purchased as part of the calculation of total test hours for calculation of fees in accordance with Attachment # 6 "Fees".

                          At all times and in its sole discretion, Sylvan reserves the right to refuse to sell block seat time. ETS requests for block purchase will not be unreasonably denied.

                  5.4.4 If a Test Center, that is necessary to provide adequate capacity in a geographic area, should cease operating or lose its authorization to administer Tests, or if a Test Center, which Sylvan has represented in writing to ETS as a Center to be opened, does not in fact open, for whatever reason, by the time represented by Sylvan, Sylvan will open and establish an alternative Test Center within fifty (50) miles of the represented Test Center location within thirty (30) days following the closing or represented opening date. If necessary to meet existing test demand during the thirty day period, Sylvan will schedule mobile testing events in the interim. However, if a Test Center serving a market or area should cease operating or lose its authorization to administer Tests, AND THAT MARKET or area is also served by another Test Center located within fifty
                          (50) miles of the Test Center that ceased operations, Sylvan shall be required to open and establish an alternative Test Center only if the market is determined, under Paragraph 5.4.1 immediately above, to be underserved after the closing of the Test Center.

                  5.4.5 If an Examinee has paid a surcharge to take a computer-based Test in a market or area served by a Sylvan Test Center and is unable to do so due to a lack of adequate capacity under the circumstances described in Paragraphs 5.4.1 immediately above, and ETS must refund such surcharge to the Examinee, Sylvan shall be liable for and shall reimburse ETS for all of such surcharges refunded.

                  5.4.6 In the event that Sylvan fails to comply with any of the requirements contained in this Paragraph 5.4, ETS shall then be free to procure the needed capacity itself or through other parties, in accordance with the requirements of Paragraph 16.1.2.

        5.5      Training,, Staffing and Support

                 Sylvan will provide all training to ETS standards for Sylvan's Computer Based Test Center staff, as well as assure that the correct administrative procedures and schedules are followed in accordance with the Configuration Control and Communications Plan as required by Attachment # 10. ETS shall provide certification for those individuals trained to deliver Tests and who demonstrate appropriate ability to do so. Sylvan will provide all staff required to administer the Tests in strict accordance with the procedures detailed in the most current Manual. The Manual will include procedures to operate the test administration and delivery software, to complete security identification of all Examinees, to operate the Test Center while maintaining appropriate test, system, and test security, to secure Examinees responses to appropriate ancillary questionnaires, and to return all proprietary and confidential materials to ETS.

                 Sylvan will also provide all communication activities, hotline support, retraining, and other activities necessary to comply with the Configuration Control and Communications Plan developed in accordance with Attachment 10.

        5.6      Honoraria

                 Where ETS is conducting validation research on Tests, and will pay Examinees to take such Tests, ETS may elect to use Sylvan Test Centers and request Sylvan to recruit Examinees from the area served by the Test Centers, and using Sylvan checks, pay to each Examinee who completes the Test the ETS specified honorarium.

        53       Scheduling and Administration

                 Sylvan will operate and staff the Sylvan CSCC described in Paragraph 2.15.

                 Sylvan will schedule ETS Examinees in accordance with existing Sylvan CSCC guidelines and, in accordance with ETS procedures, administer the Tests to Examinees who have either preregistered with ETS or completed the proper registration procedure (including payment of the proper registration fees payable to ETS). ETS Examinees will be provided at least as much lead time to register and schedule as the Examinees for any other Client Sylvan has that uses the same network of Test Centers that ETS uses. On a Test by Test basis, ETS may direct that Examinees be allowed to view their score onscreen upon their completion of the Test.

                 In those instances when an Examinee seeks to take a Test at a Test Center that is located within fifty (50) miles of an institutional Test Center or an ETS Office where the Test may also be taken, Sylvan will advise the Examinee of the availability and location of said non- Sylvan facilities and allow the Examinee to select the location of his/her choice, based on the testing time slots available at the Test Centers from which the Examinee may choose. Sylvan shall provide the same level of service for scheduling ETS institutional and ETS Office Test Centers.

                The Sylvan operating hours for the scheduling function shall be the normal business hours local time for each Sylvan Test Center. If a call is made to a Sylvan Test Center which is not open at the time of the call, a recording device such as voice mail or an answering machine will allow the caller the option to leave a recorded message, inform the caller as to the hours of operation for that Sylvan Test Center as well as for Sylvan's CSCC, and provide the caller with the phone number of Sylvan's CSCC.

        5.8     Transmission of Data, Payments, Forms, and Other Information to
                ETS

                The CSCC will receive from the Sylvan Test Centers and transmit directly to ETS all Examinee data in accordance with the performance criteria attached as Attachment # 12 Payments, forms, and materials will be returned to ETS on schedules to be determined by each testing program as are included in the Manual.

        5.9     Recovery Standards

                5.9.1    Applicable to Sylvan Test Centers

                         In the event that a Sylvan Test Center should be unable to provide testing, the Sylvan Test Center shall immediately notify the Sylvan CSCC. The CSCC will notify and reschedule any Examinees affected using the rescheduling standards set forth in Attachment # 12. Sylvan will notify ETS as quickly as possible and in the best manner possible. Sylvan will provide such information as is reasonably required, including, but not limited to, the names of affected Candidates. Sylvan will make best efforts to provide information in an adequate, timely fashion, with the understanding that Candidate service will at all times be the top priority. Sylvan shall use its best efforts to fix or replace malfunctioning equipment and restore service at the affected Test Center within 48 hours, so that testing may resume no later than two Sylvan business days after testing became unavailable. Sylvan will automate the notice requirement in concert with its revision of the registration and scheduling system. The automation will provide ETS with read-only access to the information on all Sylvan Test Centers that are unable to deliver tests AND INFORMATION ON ALL affected Examinees. This automation will take place not later than eighteen (18) months after the Effective Date of this Agreement.

                         For those programs that have testing window restrictions, ETS will keep its Item Banks active for two weeks past the scheduled testing window for the purpose of offering retests and rescheduled appointment times to any Examinees affected by a Test Center outage.

                 5.9.2 Applicable to Sylvan Test Centers, Sylvan's Data Communications Network, and Sylvan's Headquarters

                          In the event of a disaster, Sylvan agrees to immediately notify ETS and to take the steps necessary to implement Sylvan's Disaster Recovery Plan developed in accordance with Attachment # 9.

        5.10     Contract Compliance

                 Sylvan will comply with all requirements, covenants and standards to be performed by Sylvan as contained in any agreement that ETS shall enter into with a Testing Client pursuant to Paragraph 6.1 for the provision of computer-based test development and delivery services. Said agreements, and all agreements subsequently entered into pursuant to Paragraph
                 6.1 are incorporated herein by reference for all purposes. Where requirements, covenants and standards contained in an ETS Testing Client contract are different from the service offerings contained in this Agreement and Attachments, the parties shall negotiate an equitable adjustment to price, time of performance or other Sylvan obligations where the differing requirements, covenants and standards cause an increase in price, time of'performance or Sylvan's obligations.

        5.11     Sylvan Services to ETS Test Centers

                 Sylvan will provide to ETS Test Centers all Sylvan developed software required to offer ETS Tests and Sylvan will provide scheduling services, and operate, monitor, and maintain the data communications service as if they were Sylvan Test Centers so long as the ETS Test Centers meet all the criteria required for Sylvan Test Centers.

        5.12     Software Downloads

                 All installation of ETS Proprietary Software and Testing Client software in Test Centers shall be provided by Sylvan. Sylvan will download all Item Banks, software upgrades and/or releases and other data, by electronic means or other means approved by ETS at the rate specified in Paragraph 7.0 and Attachment # 6. Installation and downloading of software and data shall be in accordance with the performance standards set forth in Attachment # 12.

         5.13    Additional Planning and Reporting Documents Required of Sylvan

                  5.13.1 Software Development'Plan

                          Sylvan will produce a software development plan in accordance with the guidelines set forth in Attachment # 7. Both parties will participate in planning software development for all scheduling, registration and administration systems CONNECTED WITH THE DELIVERY OF TESTING SERVICES PURSUANT TO THIS Agreement and such planning will include both Sy).van's and ETS's software. This plan will address requirements for the software systems, schedules for development, testing and formal walk-throughs and technical reviews. The plan will also include a process that addresses a software revision release policy to prevent software changes that impact the system from being released without warning or time to performance test the change. Again, systems which are used by multiple clients will accept requirements from ETS but the system and changes must remain in Sylvan's control. This plan should include a Systems Testing and Acceptance procedure as part of its overall software development plan.

                    5.13.2 Quality Control Plan

                           Sylvan will develop a Quality Control Plan in accordance with the guidelines set forth in Attachment # 8. Both parties will participate in development of a Quality Control Plan addressing quality issues for both organizations. In accordance with Attachment # 8, the plan to be developed will define the quality control procedures, approval processes and times, and other quality issues.

                  5.13.3 Security/Contingency Plan

                         Sylvan will develop a Security/Contingency Plan. The Plan will address those items delineated in Attachment # 9.

                  5.13.4 Configuration Control and Communications Plan

                         Sylvan will develop a Configuration Control and Communications Plan in accordance with the requirements of Attachment # 10. Sylvan will prepare a comprehensive Configuration Control and Communications Plan which will include notification procedures, escalation procedures, problem and complaint recordation procedures, and change control procedures. The plan will be used as the criteria for all systems problem/changes notification and both parties will use the plan's procedures.

                  5.13.5 Management Information Reports

                         Sylvan will supply as standard reports, at no additional cost, the reports set forth in Attachment # 11. ETS may order such additional custom reports as it requires at a fixed fee for the report to be agreed to by the parties at the time the report is requested.

         5.14     Performance Standards

                  SYLVAN WILL PERFORM ALL SERVICES REQUIRED UNDER this contract in accordance with the Performance Standards set forth in Attachment # 12.

 6.0 ETS'S RESPONSIBILITIES
     ----------------------

         6.1      Procurement and Testing Contracts

                  Where appropriate, ETS will use reasonable best efforts to procure contracts with its Testing Clients and prospective Testing Clients, for, among others, the express purpose of causing those clients' paper and pencil tests, in whole or in part, to be delivered or administered in the United States, Canada, and their territories, through a computerbased format in Sylvan Test Centers and ETS Test Centers.

         6.2      ETS Operated Test Centers

                  ETS will provide, operate, and maintain all of ETS's software and all required hardware for the ETS Test Centers- that are required for data communications and other Examinee services at the ETS Test Centers.

                  ETS agrees to operate the ETS Test Centers so that the ETS data communications and scheduler functions are compatible to those at the Sylvan Test Centers.

         6.3      Readers/Amanuenses

                  For all Tests ETS will be directly responsible for the selection of persons qualified to serve as readers or amanuenses in Specialized Testing delivery, and for scheduling and compensating such persons for their services.

 7.0      FEES, COMPENSATION, AND REIMBURSEMENTS
          --------------------------------------

         For the services to be provided hereunder by Sylvan, ETS agrees to pay Sylvan the fees set forth in Attachment # 6.

         7.1      No Charges for Aborted Tests Due to-Sylvan Failures

                  In the event that an Examinee is unable to complete a Test due to a failure due to Sylvan, Sylvan will not bill ETS for such time. Sylvan will retest the Examinee(s) as soon as possible, at no additional charge to the Examinee(s).

          7.2 All monetary amounts (whether stated in this Section or elsewhere in this Agreement), prices, and payments are in United States Dollars or Canadian Dollars.

          7.3 Unless otherwise specified herein, all payments on Sylvan invoices shall be due and payable to Sylvan within forty-five
                  (45) days after receipt of the invoices. Invoices paid after the forty-five (45) day period will accrue interest at the Citibank prime rate, adjusted as of the beginning of each month, until payment is made.

 8.0      ETS OWNERSHIP
          -------------

          8.1 Sylvan acknowledges and agrees that ETS holds all proprietary rights, including, but not limited to, copyright, trade secret, and patent, in the ETS-Owned Technologies and Materials, which will be provided to and/or used by Sylvan to perform its responsibilities under this Agreement. ETS-Owned Technologies and Materials shall include any hardware or software that Sylvan utilizes which is paid for by ETS.

          8.2 Sylvan understands and agrees that, except for the right to use the ETS-Owned Technologies and Materials, in accordance with the terms of this Agreement, no proprietary rights in the ETS-Owned Technologies and Materials are granted to Sylvan. Sylvan agrees that it will not reproduce, modify, distribute, disclose or create derivative works based upon any of the ETS-owned software and other materials. Sylvan also agrees that it will not reverse-engineer, decompile, disassemble or in any way attempt to create source code from the ETS Computer-Based Testing System.

         8.3 Sylvan also understands and agrees that ETS, EDUCATIONAL TESTING SERVICE, and the ETS logo are the registered trademarks of ETS, registered in the U.S.A., and in many other countries. Sylvan agrees not to use, reproduce, copy or create materials bearing the ETS name or the ETS registered trademarks for promotional or other purposes, without ETS's advance written approval and review of such materials.


         8.4 Sylvan agrees not to use the names of ETS Examinees except as required to perform its duties under this Agreement. Provided it first obtains written permission from E,rs, Sylvan may also use the names of ETS Examinees to perform standard customer satisfaction surveys or similar activities necessary to further CBT, Sylvan performance of this Agreement or ETS program goals in general. When ETS has given permission, Sylvan may use the services of reputable third parties in carrying out customer satisfaction surveys or similar activities. Sylvan will guarantee that any third party engaged by it to carry out customer satisfaction surveys or similar activities will only use Examinee data in accordance with this paragraph 8.4 and suitable restrictions will be placed in any third party's contract with Sylvan. ETS permission shall not be unreasonably withheld.

 9.0      SYLVAN OWNERSHIP
          ----------------

         9.1 ETS acknowledges and agrees that Sylvan holds all proprietary rights, including, but not limited to, copyright, trade secret, and patent, in the Sylvan-Owned Technologies and Materials, which will be provided to and/or used by ETS to perform its responsibilities under this Agreement. Sylvan-Owned Technologies and Materials shall include any hardware or software that ETS utilizes which is paid for by Sylvan.

         9.2 ETS understands and agrees that, except for the right to use the Sylvan-Owned Technologies and Materials, in accordance with the terms of this Agreement, no proprietary rights in the Sylvan-Owned Technologies and Materials are granted to ETS. ETS agrees that it will not reproduce, modify, distribute, disclose or create dcrivative works based upon any of the Sylvan-owned software and other materials. ETS also agrees that it will not reverse-engineer, decompile, disassemble or in any way attempt to CREATE SOURCE CODE FROM ANY SYLVAN OWNED SOFTWARE.

         9.3 ETS also understands and agrees that Sylvan, Sylvan Leaming Systems, Sylvan Technology Center, Sylvan Prometric, and the Sylvan logos are the registered trademarks of Sylvan, registered in the U.S.A., and in many other countries. ETS agrees not to use, reproduce, copy or create materials bearing the Sylvan name or the Sylvan registered trademarks for promotional or other purposes, without Sylvan's advance written approval and review of such materials.

         9.4 ETS acknowledges and agrees that Sylvan is the sole owner of the Sylvan Equipment and Software used under this Agreement and that ETS has no ownership right in the Sylvan Equipment and Software, and the only right granted to ETS concerning the Sylvan Equipment and Software, is the right to use the Sylvan Equipment and Software in accordance with this Agreement. ETS agrees, at the request of Sylvan, to affix in a prominent position on each item of Sylvan Equipment and Software plates, tags or other identifying labels supplied to ETS by Sylvan showing ownership of the Sylvan

                  Equipment and Software by Sylvan. Sylvan or its designee, will have the right to inspect the Sylvan Equipment and Software and ETS's maintenance records related thereto.

 10.0    SYLVAN CONFIDENTIALITY AND SECURITY
         -----------------------------------

         Sylvan acknowledges and agrees that, during the term of this Agreement, certain information which is proprietary and confidential to ETS shall be disclosed to Sylvan and its employees.

         Sylvan agrees that such ETS Proprietary and Confidential Information, including Examinee data, is disclosed.to Sylvan in trust and that it will not disclose the ETS Proprietary and Confidential Information to any third party without ETS's prior written consent. When the ETS Proprietary and Confidential Information is not in use, Sylvan agrees to keep the ETS Proprietary and Confidential Information in a secure, locked location.

         Sylvan also agrees that it will disclose the ETS Proprietary and Confidential Information only to employees of Sylvan with a need to know such ETS Proprietary and Confidential Information.

         Sylvan agrees that it will use the ETS Proprietary and Confidential Information for the sole purpose of performing its responsibilities in connection with this Agreement. Upon either the termination or expiration of this Agreement, except as provided in Paragraph 17.1 below, Sylvan agrees to remove all copies of the ETS Computer-Based -Testing System from its machinereadable media and shall return all copies of the ETS Computer-Based Testing System and other ETS Proprietary and Confidential Information to ETS.

         In the event that Sylvan uses vendors for either equipment or software installation and/or maintenance support, Sylvan agrees to have each such vendor sign a non-disclosure agreement to be supplied by ETS before permitting such vendors any access to the ETS Computer-Based Testing System or the LAN-based PCs upon which the ETS Computer-Based Testing System, Tests or Test data are stored.

 11.0    ETS CONFIDENTIALITY AND SECURITY
         --------------------------------

         ETS acknowledges and agrees that, during the term of this Agreement, certain information which is proprietary and confidential to Sylvan shall be disclosed to ETS and its employees.

         ETS agrees that such Sylvan Proprietary and Confidential Information is disclosed to ETS in TRUST AND that it will not disclose the Sylvan Proprietary and Confidential Information to any third party without Sylvan's prior written consent. When the Sylvan Proprietary and Confidential Information is not in use, ETS agrees to keep the Sylvan Proprietary and Confidential Information in a secure, locked location.

         ETS also agrees that it will disclose the Sylvan Proprietary and Confidential Information only to employees of ETS with a need to know such Sylvan Proprietary and Confidential Information.

         ETS agrees that it will use the Sylvan Proprietary and Confidential Information for the sole purpose of performing its responsibilities in connection with this Agreement. Upon either the termination or expiration of this Agreement, except as provided in Paragraph 17.1 below, ETS agrees to remove all copies of the Sylvan software system from its machine-readable media and shall return all copies of the Sylvan software and other Sylvan Proprietary and Confidential Information to Sylvan.

         In the event that ETS uses vendors for perfon-nance of its obligations under this Agreement, ETS agrees to have each such vendor sign a nort-disclosure agreement agreeing to keep Sylvan Proprietary and Confidential Information confidential.

 12.0    ETS'S RIGHT TO AUDIT
         --------------------

         12.1     Security Audits

                  ETS reserves the right to send either announced or unannounced observers to perform either security audits at Sylvan Test Centers, Sylvan's corporate center, and other Sylvan sites or back-up sites, at any time, to observe/monitor operations during Test Center staff training sessions, administration of the Tests, and pre-and post-testing periods, and to verify the Test Centers' security arrangements. Upon arrival at a site, the ETS observers will furnish proper identification.

                  ETS reserves the right to conduct audits of the security and communications procedures and technologies used by Sylvan. Changes in procedures and technologies that result from such an audit will be implemented by Sylvan, provided that the changes are reasonable and do not increase Sylvan's operating costs.

          12.2     Financial Audit

                  ETS reserves the right to perform financial audits, during Sylvan's normal business hours, of Sylvan's financial records to verify Examinee counts, cost plus a fee activities undertaken by Sylvan on ETS's behalf, Sylvan's honoraria payments to Examinees, and the integrity of any reporting activity to ETS undertaken by Sylvan in accordance with this Agreement. ETS's right to audit is limited as follows:

                  a. Financial audits shall be limited to once per year

                  b. The scope of the audit will be confined to examining records related to Examinee counts, fixed fee activities undertaken by Sylvan on ETS's behalf, honoraria payments, and the integrity of the content of Sylvan's reporting to ETS.

                  c. Audits will be conducted by an independent, qualified auditing body.

                  d. Audits will be limited to ten (10) business days in duration.

                  e. Sylvan will be provided at least thirty (30) days written notice before an audit takes place.

                  f. Routine audits may not occur at certain peak times such as Sylvan year end or certain peak testing periods. These periods include the months of January, June, July, October and November each year.

                  g. Notwithstanding the foregoing, ETS shall have the right to conduct one or more additional audits per year, upon no less than 15 business days notice, as to any issue for which credible allegations of error or false or mistaken reporting come to the attention of ETS.

                  The parties agree to review these restrictions in the event of any significant change in the ownership of Sylvan's stock.

 13.0    INSURANCE
         ---------

         During the term of this Agreement, Sylvan shall procure and maintain with an insurance carrier comparably rated "A+" with a financial class of " 15 " as determined by A.M. Best, the following kinds of insurance coverage in the U.S., Canada, and their territories, with minimum limits set forth below. It is agreed that local coverage secured will be comparable to insurance requirements for the U.S. in all material respects, and that ETS may waive or adjust certain of the coverage requirements in Canada or U.S. or their territories.

         Line                         Perils                         Minimum Limits
         ----                         ------                         --------------

         Worker's Compensation        Statutory Worker's             Statutory Coverage

         Employers                    Bodily Injury by
         Liability                    Accident                       $500,000.00 each accident

                                      Bodily Injury by Disease       $500,000.00 policy limit

                                      Bodily Injury by Disease       $500,000.00 each employee

                                      a. Comprehensive               $1,000,000
         General                         General Liability           Bodily Injury
         Liability                                                   $1,000,000
         ---------                                                   Property Damage

                                      b. Premises-Operation          $1,000,000
                                                                     Bodily Injury
                                                                     $1,000,000
                                                                     Property Damage

                                      c. Personal Injury             $1,000,000
                                                                     Bodily Injury

                                      d. Contractual                 $1,000,000
                                                                     Bodily Injury
                                                                     $1,000,000
                                                                     Property Damage

                                      e. Independent                 $1,000,000

                                              Contractor's                     Bodily Injury
                                                                               $1,000,000
                                                                               Property Damage

                                           f. Owners Protective                $1,000,000
                                              (Which is Hold Harmless)         Bodily Injury
                                                                               $1,000,000
                                                                               Property Damage

                                            g. Advertising Injury              $1,000,000.00 each occurrence


        Umbrella                            Excess of Primary                  $9,000,000
        Liability                           Policies Listed Above              Bodily Injury
                                                                               $9,000,000
                                                                               Property Damage

        Blanket Crime                       Crime & Fidelity                   $1,000,000.00
                                            Including Employee Dishonesty

        All Risk Prove                      For ETS Hardware/Software          Replacement Value
                                            in Sylvan's Care, Custody
                                            & Control

        Miscellaneous Professional          Errors or Omissions in             $3,000,000.00
        Liability                           Test Administration

        Valuable Papers                     CBT Test Items                     $500,000.00

         Within thirty (30) days of Sylvan's signing of this Agreement, Sylvan shall furnish ETS with insurance certificates evidencing the above coverage and providing for at least fifteen (15) days prior written notice of policy cancellation or modification.

         The Certificates of Insurance shall name ETS as AN "ADDITIONAI INSURED" TO REFLECT THE FACT THAT ETS has been named as an "Additional Insured" on the policy.

         The Insurance specified herein shall be minimum requirements, and Sylvan is responsible for providing any additional insurance deemed necessary to protect Sylvan's interests from other hazards or claims in excess of the minimum coverage. The liability of Sylvan to ETS is not limited to Sylvan's insurance coverage, nor is this clause intended to limit Sylvan's liability in any way for other non-insurable risks.

 14.0    HOLD HARMLESS
         -------------

          14.1 Sylvan will indemnify and hold ETS, its employees, guests, or visitors, harmless from any and all loss, damage, injury, or liability arising directly or indirectly out of Sylvan's services to ETS, clients, or third parties, including operation of Sylvan or ETS owned or leased equipment, acts of omission, commission, or negligence of Sylvan's employees or agents when engaged in carrying out its services, and the failure to comply with applicable laws, regulations and ordinances. Sylvan will assume responsibility and liability for ETS owned or leased equipment in its custody, including maintenance of, taxation of, defects in, and the return of same to the appropriate party.

          14.2 ETS will indemnify and hold Sylvan harmless from any and all loss, damage, injury or liability claims arising out of or in connection with the content, character, and/or validity of any'rest, and the test development and measurement provided for any Testing Client, by ETS, or in connection with any ETS developed Test administered by Sylvan under this Agreement.

 15.0    NOTICES
         -------

         Any notices or other communications required or which may be given by either party to the other party under this Agreement, shall be in writing and may be sent by FAX, however the original shall be sent either by ovemight courier express, with a verified receipt, registered or certified mail, postage prepaid and addressed to and at the address stated below or to such other address as the parties shall subsequently designate to each other by notice given in accordance with this Paragraph. Such notice shall be deemed to be sufficiently given when the original is received by the receiving party.

 FOR ETS:      EDUCATIONAL TESTING SERVICE
               Rosedale Road
               Princeton, NJ 08541
               ATTN: Russell W. Martin, Esq.
               CC:      Candus K. Hedberg
 FORSYLVAN:    SYLVAN LEARNING SYSTEMS, INC.
               1000 Lancaster Street
               Baltimore, MD 21202
               ATTN: 0. Steven Jones General Cou-nsel
               CC:   Stephen A. Hoffman, President
                     Anthony R. Scicchitano, Manager, Contract Administration

         Both parties shall name a single point of contact and two alternates for all operational concerns. All notices related to software, test site failures, registration issues and other day-to-day operational concerns shall be given to these individuals or their altemates only. The individuals designated as operational notice recipients and their alternates will be designated in the Configuration Control and Communications Plan.

 16.0   COVENANTS PROVIDER
        ------------------

          16.1     ETS'Covenants

                   16.1.1 Except in those instances contained in Paragraph
                          16.1.2 below, ETS agrees that Sylvan will be the - exclusive provider of computerized commercial testing capacity to ETS for all secure ETS testing programs, including those testing services provided for Testing Clients under Paragraph 6. 1, throughout the United States, Canada and their territories.

                   16.1.2 ETS may itself or through a party other than Sylvan, establish or procure computerized testing capacity pursuant to Paragraph 5.4; in addition ETS may itself, or through a party other than Sylvan, establish or procure computerized testing capacity in the following instances:

                          a. at ETS Supported CBT Centers limited to Oakland, California, Evanston Illinois, and Atlanta, Georgia;

                          b. at locations requested by an ETS Testing Client after ETS, where appropriate, has proposed delivery of that Testing Client's Test(s) in Sylvan Test Centers and the Testing Client has declined due to conditions or needs unique to that Testing Client;

                          C. subject to the restrictions set forth below, at locations situated in facilities operated by public or private primary and secondary schools, colleges, universities and professional or graduate schools, to be known as Institutional Sites;

                          provided, however, that in no event shall Sylvan's portion of ETS's computer based testing volume, as measured in Scheduled Hours of Service, in the Ufnited States, Canada, and their territories (excluding College Board tests) be less than fifty percent (50%). Further, ETS shall cooperate with Sylvan's efforts to establish Test Centers at such locations. ETS may open and operate Institutional Sites only after the Institutional Sites have rejected the installation of a Sylvan Test Center due to conditions or needs unique to that Institution.

                 16,13 Notwithstanding the above, if either party shall have given notice of termination or notice of non-renewal, as provided elsewhere herein, ETS shall be free to establish Test Centers anywhere without restriction and the fifty percent (50%) required minimum shall no longer apply.

         16.2    Sylvan's Covenants

                 16.2.1 Sylvan agrees that ETS will be the exclusive test development provider for Sylvan and that Sylvan will use its reasonable best efforts to procure test development business for ETS. Should any third party desire to utilize the services of Sylvan and its Test Centers in the delivery of computerized tests, and that third party desires or requires assessment services or test development services, Sylvan agrees to refer that third party to ETS for the provision of such services, and to promptly advise ETS of those circumstances, and ETS may or may not, as it shall deem appropriate, pursue the opportunity to provide such services. If the third party is unable to reach an arrangement with ETS for such services, or if, after Sylvan has advised ETS of Sylvan's contacts with the third party, the third party affirmatively declines Sylvan's proffer of ETS's services, Sylvan shall not be restricted or prohibited in any instance, except as provided in Paragraph 16.2.2 below, from providing Sylvan services to the third party.

                 16.2.2 Sylvan will not enter into any agreement with any third party for the delivery of any computerized test(s) which, when the agreement is entered into, is in competition with any tests offered or being discussed with third parties by ETS.

                 16.2.3 Sylvan will not distribute preparatory publications or materials that compete with ETS materials offered by Sylvan for ETS testing programs delivered by Sylvan.

         16.3     Capabilities of the Parties

                  Neither Sylvan nor ETS will develop capabilities provided by the other without first informing and consulting with the party providing the services that would be duplicated.

 17.0    TERMINATION
         -----------

         17.1     Termination for Cause

                  This Agreement may be- terminated by either party only for good cause (good cause being a material breach of an obligation or responsibility imposed upon a party by this Agreement) and only after notice and opportunity to cure has been given. With respect to a monetary default, the notice must provide for an opportunity to cure of at least ten (10) days following receipt of the notice. With respect to non-monetary defaults, the notice must provide for an opportunity to cure of at least thirty (30) days following receipt of the notice. If the party receiving the notice has not cured the breach before the cure date stated in the notice, only then may the party giving the notice terminate this Agreement by giving the party in breach a written termination notice, stating the date on which the termination is to be effective.

                  In the event of termination by ETS for cause for a material breach of this Agreement, Sylvan shall provide to ETS a limited term non-exclusive software license and license for the CBT source code for a term of one (1) year from the date of termination. ETS may use said licensed software only for the provision of services to Testing Clients with whom ETS was negotiating a contract for CBT distribution, responding to solicitations for CBT distribution or PROVIDING CBT DISTRIBUTION THROUGH THE NETWORK. The licenses will be provided at no cost. ETS shall not sublicense the Sylvan software or source code nor may any third parties use the software or source code. Only that Sylvan software necessary for the delivery of ETS's Tests formerly delivered by Sylvan will be licensed.

                  In the event of termination by Sylvan for cause for a material breach of this Agreement, ETS shall provide to Sylvan a limited term non-exclusive software license and license for the CBT source code for a term of one (1) year from the date of termination. Sylvan may use said licensed software only for the provision of services to existing Sylvan clients with whom Sylvan was negotiating a contract for CBT distribution, responding to solicitations for CBT distribution or providing CBT distribution through the network. The licenses will be provided at no cost. Sylvan shall sublicense only its network of test delivery centers and shall engage no other third parties or subcontractors that will have access to the licensed materials other than Test Centers. Only that software necessary to the delivery of Sylvan's client's tests will be licensed.

  17.2          Sylvan's Covenant Not to Compete

                 17.2.1 Sylvan covenants and agrees that during the tem-i of this Agreement and, if this Agreement is terminated in accordance with the provisions of Paragraph 17. 1, or not renewed in accordance with Paragraph 3.0, then in either event, Sylvan for a period of two (2) years after such termination, will not engage as an owner, operator or in any other capacity, in a business offering computer-based testing services or facilities to any entity, person, company or organization that is or has been at any time during the term of this Agreement a Testing Client, or offers a test or tests that are in direct competition with any Tests offered by ETS or a Testing Client. Sylvan acknowledges that ETS's remedy at law for Sylvan's breach of this Paragraph 17.2 would be inadequate and that, accordingly, in such event, ETS shall be entitled to immediate injunctive relief to enforce the terms of this Paragraph.

                 17.2.2 Sylvan will require that all of its officers, and any key employees who routinely access and use ETS Proprietary information and who are participants in any stock option plan maintained by Sylvan, execute a non-compete agreement containing a covenant that prohibits the officer or key employee, during the te of his employment-and for a period of two (2) years after termination of employment, from engaging in, as an owner, employee, operator or in any other capacity, a business offering computer-based testing services or facilities to any entity, person, company or organization that is or has been at any time during the term of employment a Testing Client, or offers a test or tests that are in direct competition with any Tests offered by ETS or a Testing Client. Further, the noncompete agreement will contain a provision deeming ETS to be a third-party beneficiary of such agreement, and entitling ETS to such rights and remedies of enforcement as are available at law or in equity, including injunctive relief.

        17.3     Force Majeure

                 If, as a result of an occurrence not occasioned by the conduct of either party hereto such as an act of god, act or failure to act by a third party, weather, riot, civil commotion, intervention of public authorities, work stoppage, interruption of utility service, or any other comparable event (an "Extraordinary Event"), a party is temporarily unable to perform, in whole or in part, any of that party's obligations under this Agreement, that party's obligation to perform shall be correspondingly suspended or delayed, as the case may be, so long as the Extraordinary Event shall exist. Within seventy-two
                 (72) hours after the Extraordinary Event no longer exists, the affected party shall submit a plan to the other party describing how performance will be restored or achieved. Within fortyeight (48) hours of receipt of the plan, the other party shall respond with any objections it may have to such plan and thereafter the parties shall attempt to negotiate in good faith any appropriate changes to the plan.

                 Notwithstanding the above, which is applicable to Sylvan as an entity and not to individual Sylvan Test Centers, if ten percent (10%) or twenty-five (25) Sylvan Test Centers, whichever is less, of the Sylvan Test Centers should become unavailable for testing as a result of a force majeure event, for a period of ten (10) or more days, ETS shall have the right to either establish its own Test Centers or to contract with a third party to establish Test Centers in the areas where the Sylvan Test Centers are unavailable for testing because of the force majeure.

         17.4    Changes in Sylvan's Business or Financial Condition

                 Notwithstanding anything contained in this Agreement to the contrary, ET'S reserves the right to treat as good cause for termination of this Agreement under Paragraph 17.1 above, any of the following events:

                 a.       Sale of Sylvan's Assets:

                          The sale of all or substantial ly'all of Sylvan's assets to a single purchaser or to a group of purchasers;

                 b.       Control of Sylvan's Voting Stock:

                          The acquisition or accumulated ownership (by virtue of Sylvan's repurchase of its shares, or by merger, consolidation or acquisition, etc.) of more than 50% of Sylvan's outstanding voting corporate shares by any single person or entity, or by a group of affiliated persons or entities as defined by Rule 12b-2 of the rules of the Securities and Exchange Commission;

                  C.       Sylvan's Insolvency or Bankruptcy:

                          1) if Sylvan shall be declared either insolvent or bankrupt;

                          2) if a petition is filled in any court and not dismissed in sixty (60) days to declare Sylvan bankrupt or for a reorganization under the Bankruptcy Law or any similar statute; or

                          3) if a Trustee in Bankruptcy or a Receiver or similar entity is appointed for Sylvan; or

                  d.      Termination of Sylvan's Business:

                          Sylvan's bona fide decision to terminate its business and liquidate its assets.

 18.0    PROHIBITION AGAINST COACHING
         ----------------------------

         During the term of this Agreement and for a period of 180 days after the termination or completion of this Agreement:

         a. Neither Sylvan, nor any Sylvan Test Center (whether owned, leased, or franchised), nor any employee or independent contractor of Sylvan or any Sylvan Test Center, will develop or offer any coaching advice, assistance, service, software, or materials (including those developed by any third party) for the Tests being administered under this Agreement; and

         b. Neither Sylvan nor any Sylvan Test Center (whether owned, leased, or franchised), will sublet, rent to, or make space available to any third party that offers coaching advice, assistance, service, software, or materials, for the Tests being administered under this Agreement.
         Each Sylvan Test Center staff member administering the Tests covered by this Agreement shall be required to sign with Sylvan an ETS provided agreement, stating that they agree to be bound by the terms of this provision and Sylvan will take all steps necessary to enforce said agreements.

 19.0    CONFLICT OF INTEREST
         --------------------

         No Sylvan Test Center staff administering the Tests covered by this Agreement, shall take a Test covered by this Agreement for a period of one hundred eighty (180) days following their last involvement in any aspect of the administration of such a test.

         No Sylvan Test Center staff shall handle materials for the administration of or administer a Test covered by this Agreement, for a period of ninety (90) days prior to the date of a Test administration that involves either a household or immediate family member.

         Each Sylvan Test Center staff member administering the Tests covered by this Agreement shall be required to sign with Sylvan an ETS provided agreement, stating that they agree to be bound by the terms of this provision and Sylvan will take all steps necessary to enforce said agreements.

 20.0    USE OF NAMES,LOGOS, AND TRADEMARKS
         ----------------------------------

          20.1 ETS shall not use Sylvan's name, logos, or trademarks, without the prior written consent of Sylvan.

          20.2 Sylvan shall not use ETS's name, logos, or trademarks, without the prior written consent of ETS.

 21.0     STANDARDS OF CONDUCT
          --------------------

         It is the policy of ETS not to discriminate on the basis of race, ethnic background, creed, age, or sex. Accordingly, by executing this Agreement, Sylvan agrees not to permit any of its agents or employees to behave, either through speech or conduct, in a manner that could reasonably be construed as offensive to members of any such group or otherwise to be in violation of the aforesaid policy.

  22.0   PROHIBITION ON GIFTS AND GRATUITIES
         -----------------------------------

         Sylvan warrants that it has not offered or given, and will not offer or give to any employee, or representative, or immediate family member of an ETS employee a payment, gratuity, personal service, entertainment or gift, other than novelty advertising items (i.e., pencils, pens, clipboards, cups) of a nominal value. Any such offerings may be construed as Sylvan's attempt to improperly influence decisions at ETS, and Sylvan agrees that ETS may, by written notice to Sylvan, terminate this Agreement if it is found by ETS that Sylvan has violated this provision. In the event this Agreement is terminated by ETS pursuant to this provision, ETS shall be entitled, in addition to any other rights and remedies, to recover or withhold the amount of the cost incurred by Sylvan in providing such gratuities.

 23.0    EQUAL OPPORTUNITY
         -----------------

         Sylvan shall comply with all applicable provisions of Section 202 of Executive Order 11246 (Equal Employment Opportunity) dated 9/24/65 as subsequently amended.

 24.0    FAIR LABOR STANDARDS ACT
         ------------------------

         Sylvan shall comply with all applicable requirements of the Fair Labor Standards Act of 1938, as amended.

 25.0    COMPLIANCE WITH LAW
         -------------------

         Sylvan warrants that in the performance of this Agreement, it has complied and will comply with all applicable U.S. and Canadian federal, provincial, state, and local laws now and hereafter in effect.

 26.0    LAWS GOVERNING
         --------------

         This Agreement shall be governed by the laws of the State of New Jersey, now and hereafter in effect.

 27.0    INDEPENDENT CONTRACTOR
         ----------------------

         Under this agreement, Sylvan agrees that it will perform as an independent contractor, and not an agent or employee of ETS.

         Nothing in this Agreement shall be construed as. having established a joint venture or a partnership between the parties.

 28.0    ASSIGNMENT
         ----------

         Sylvan agrees not to assign this Agreement, or any part thereof, or any responsibility thereunder, without the prior written approval of ETS. Any such request for approval of a proposed assignment, shall be accompanied by a copy of the proposed contract between Sylvan and the proposed ass ignee/subcontractor.

         Notwithstanding the above, for those Sylvan Test Centers that are not owned by Sylvan, but operate under a separate agreement with Sylvan, Sylvan agrees to require the owner(s) of each such Test Center to sign with Sylvan a written agreement containing the Flow Down Clauses, attached hereto as Attachment #5, and, upon request, to send to ETS a signed copy of each such agreement. Sylvan will take all necessary steps to enforce said agreements.

 29.0    SURVIVAL BEYOND COMPLETION
         --------------------------

         It is mutually agreed that Paragraphs 8.0 and 9.0, Ownership; 10.0 and 11.0, Confidentiality and Security; 12.0, ETS's Right to Audit; 14.0, Hold Harmless; 17.2, Sylvan's Covenant Not to

         Compete; 18.0, Prohibition Against Coaching; 19.0, Conflict of Interest; and 20.0 Use of Names, Logos, and Trademarks, shall survive any termination or completion of this Agreement.

 30.0    MODIFICATIONS
         -------------

         This Agreement can be modified only by a writing signed by both parties.

 31.0    ENTIRE AGREEMENT
         ----------------

         This Agreement, including the Attachments, listed herein and made a part hereof, constitutes and expresses the entire Agreement and understanding between the parties hereto in reference to all the matters herein referred to, all previous discussions, promises, representations, and understandings relative thereto, if any, had between the parties hereto, being herein merged.

         Attachment      Attachment
         Number          Title

         I .             ETS Computer-Based Test Center Specifications
         2.              The American With Disabilities Act of 1990
         3.              Sylvan Provided Computer-Based Test Center Hardware and Software
         4.              ETS Computer Based Test-Center Administrator's Manual
         5.              Flow Down Clauses
         6.              Fees
         7.              Software Development Plan Requirements
         8.              Quality Control Plan Requirements
         9.              Security/Contingency Plan Requirements
         10.             Configuration Control and Communication Plan Requirements
         11.             Sylvan Standard Reports
         12.             Performance Standards
         13.             ETS Testing Programs

 32.0    TERMINATION OF PRIOR AGREEMENT
         ------------------------------

         It is mutually agreed that this Agreement will terminate the agreement between the parties dated September 1, 1993, and all amendments thereto, as of the Effective Date of this Agreement.

 33.0    COUNTERPARTS
         ------------

         This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereunder have executed this Agreement effective as of the day and year first above written.

SYLVAN LEARNING SYSTEMS, INC.               EDUCATIONAL TESTING SERVICE

 By: /s/ R.C. Hoehn-Saric                   By: /s/ Ernest J. Anastasio
   ----------------------                      ---------------------------

 Name: R.C. Hoehn-Saric                     Name: /s/ Ernest J. Anastasio
       ---------------------------                --------------------------

 Title: CEO                                 Title: /s/ Executive Vice President
       --------------                             -----------------------------

 Date: 12/12/97                             Date: 12/12/97
      --------------                             --------------

 Attest: /s/ Janet L. Bowker                Attest: /s/ Bruce Davis
        ---------------------------                -----------------------

 Name: /s/ Janet L. Bowker                  Name: /s/ Bruce Davis
      -------------------------                  ---------------------

 Title: /s/ Vice President                  Title: /s/ Vice President
       -------------------------                  -------------------------

 Date: 12/12/97                             Date:  12/12/97
      --------------                             ---------------

                                  ATTACHMENT 1

                         ETS TEST CENTER SPECIFICATIONS

  PC Network Server

       *

  Administrative PC

       Same specifications as the test station PCs with the following exception:
       A Digital Image capture card is required

  Ancillary Equipment/Materials

       - the server and Netware
       - an Administrative PC
       - a Hayes Accura External Modem
       - a laser printer
       - a video camera, monitor and tripod for use in taking digitized examinee pictures
       - a video camera with sound pickup, monitor and a VCR to record sessions
       - a metal cabinet to house the server, bolted to the floor, with an internal fan and a heavy duty lock.
       - parabolic mirrors to facilitate proctoring
       - lockers for examinees to store personal belongings before testing
       - cabling and connectors for the network
       - network cards for the testing PCs
       - bankers lamps
       - earplugs
       - laser cartridges
       - video cassette tapes

  Testing Stations:

  Stations will include a desk or PC table of 48"x 30" surrounded on three sides by freestanding privacy panels. The back panel is a MINIMUM OF 48" wide, 48"-54" high, and 1 "-2.5" deep. The two side panels are 43" wide, 48"-54" high, and 1 "-2.5" deep. At least one adjustable height workstation is to be provided at each CBT site and one additional adjustable height workstation for each five incremental workstations (i.e., 9 workstations - I adjustable height workstation, 10 workstations - 2 height-adjustable workstations.) A height-adjustable cushioned upholstered chair with padded arms and wheels.

*Text omitted based upon request for confidential treatment.

                                  ATTACHMENT 3


                                        *












*Text omitted based upon request for confidential treatment.

                                  ATTACHMENT 5
                                  ------------

                               FLOW DOWN CLAUSES

The following provisions shall appear in any agreement entered into between Sylvan and a third party operator (referenced in the provisions below as "Agent") of a Test Center offering any Test Administered on Behalf of ETS:

A.   AGENT'S RESPONSIBILITIES

     1.  Agent Facilities

         At each Test Center, Agent will provide a testing Room convenient for access by the Examinees and suitable for secure testing purposes, which meet the specifications required by Sylvan.

         During the time that an ETS Test is being administered in the Room, Agent shall not allow the Room, or any areas near the Room, to be used in a manner which would be detrimental to a standardized testing environment. At all other times, Agent shall either lock the Room or ensure through appropriate mechanisms that there is no access to the ETS Application System, the Tests, or other ETS confidential and proprietary materials.

         The Test Center shall conform to the standards set forth in "The Americans with Disabilities Act" of 1990, and all applicable federal, state, and local laws, regulations, and ordinances, now or here after in effect.

     2.  Security Measures

         Agent agrees to operate an ETS owned software security mechanism which will be used to monitor and maintain the security of all ETS Tests, Test items and the ETS Application System software installed on the Test Center's LAN-based PCs. ETS reserves the right to review and approve the software security mechanism to be used by Agent at any time prior to or after the experimental or operational administrations of the Tests.

     3.  Training, Staffing and Support

         Agent will provide all training to ETS standards for Agent's Computer Based Test Center staff, as well as assure that the correct administrative procedures and schedules are followed. Agent will communicate at least quarterly in writing to Sylvan about progress and problems during the course of this Agreement. Agent will provide all staff required to administer the Tests in strict accordance with the procedures detailed in the most current Manual.

     4.  Honoraria

         Where ETS is conducting validation research on Tests, and will pay Examinees to take such Tests, Agent will recruit Examinees from the area served by the Agent's Test Center, and using Sylvan's checks, pay to each Examinee who completes the Test the ETS specified honorarium.

     5.  Transmission of Data, Payments, Forms, and Other Information to
         Sylvan/ETS

         The Agent will transmit directly to Sylvan or ETS all Examinee data (Examinee performance records and images) according to schedules established by Sylvan. All remaining Examinee data files, supervisor reports, security logs, related Test Center data and an accounting of any honoraria paid will be transmitted to Sylvan or ETS at the end of every day the Agent's Test Center operates.

     6.  Recovery Standards

         In the event that Agent's Test Center should be unable to provide testing, Agent shall immediately notify Sylvan and all registered Examinees so affected.

         Agent shall fix or replace malfunctioning equipment and restore service at the Test Center within 24 hours, so that testing may resume no later than one business day after testing became unavailable.

         Should the Test Center still be unable to provide testing after one business day, Agent shall immediately notify Sylvan and follow Sylvan's instructions concerning the rescheduling of Examinees.

B.   OWNERSHIP

     Agent acknowledges and agrees that ETS holds all proprietary rights, including, but not limited to, copyright, trade secret, and patent, in the Ets-Owned Technologies and Materials, which will be provided to and/or used by Agent to perform its responsibilities.

     Agent understands and agrees that, except for the right to use the ETS-Owned Technologies and Materials, in accordance with the terms of this Agreement, no proprietary rights in the ETS-Owned Technologies and Materials are granted to Agent. Agent agrees that it will not reproduce, modify, distribute, disclose or create derivative works based upon any of the ETS-owned software and other materials. Agent also agrees that it will not reverse-engineer, decompile, disassemble or in any way attempt to create source code from the ETS Computer-Based Testing System.

     Agent also understands and agrees that the registered trademarks of ETS, registered in the U.S.A. and in many other countries, are owned by ETS, and that Agent shall have no interest or ownership in same. Agent agrees not to use, reproduce, copy or create materials bearing the ETS name or the ETS registered trademarks for promotional or other purposes, without ETS' advance written approval and review of such materials.


C.   CONFIDENTIALITY AND SECURITY

     Agent acknowledges and agrees that, during the term of this Agreement, certain information which is proprietary and confidential to ETS shall be disclosed to Agent and its employees.

     Agent agrees that such ETS Proprietary and Confidential Information, including Examinee data, is disclosed to Agent in trust and that it will not disclose the ETS Proprietary and Confidential Information to any third party without ETS' prior written consent. When the ETS Proprietary and Confidential Information is not in use, Agent agrees to keep the ETS Proprietary and Confidential Information in a secure, locked location.

     Agent also agrees that it will disclose the ETS Proprietary and Confidential Information only to employees of Agent with a need to know such ETS Proprietary and Confidential Information.

     Agent agrees that it will use the ETS Proprietary and Confidential Information for the sole purpose of performing its responsibilities in connection with this Agreement. Upon either the termination or expiration of this Agreement, Agent agrees to remove all copies of the ETS Computer-Based Testing System from its machine-readable media and shall return all copies of the ETS Computer-Based Testing System and other ETS Proprietary and Confidential Information to ETS.


D.   ETS'S RIGHT TO AUDIT

     1.  Technical and Security Audits

         ETS reserves the right to send either announced or unannounced observers to perform either technical and/or security audits at Agent's Test Center, at any time, to observe/monitor operations during Test Center staff training sessions, administration of the Tests, and pre- and post-testing periods, and to verify the Test Centers' security arrangements. Upon arrival at a site, the ETS observers will furnish proper identification.

     2.  Financial Audit

         ETS reserves the right to perform financial audits, during Agent's normal business hours, of Agent's financial records to verify Examinee counts and Agent's honoraria payments to Examinees.


E.   INSURANCE

     During the term of this Agreement, Agent agrees to procure and maintain with an insurance carrier rated "A+" with a financial class of "15" as determined by A.M. Best, the following kinds of insurance with minimum limits set forth below:

     Line               Perils                    Minimum Limits
     ----               ------                    --------------

     Worker's           Statutory Worker's        Compensation-
     Compensation       Compensation              Statutory Coverage
     and Employers
     Liability

     General            a.  Comprehensive         $1,000,000
     Liability              General Liability     Bodily Injury
                                                  $1,000,000
                                                  Property Damage

                        b.  Premises-Operation    $1,000,000
                                                  Bodily Injury
                                                  $1,000,000
                                                  Property Damage

                        c.  Personal Injury       $1,000,000
                                                  Bodily Injury

                        d.  Contractual           $1,000,000
                                                  Bodily Injury
                                                  $1,000,000
                                                  Property Damage

                        e.  Independent           $1,000,000
                            Contractor's          Bodily Injury
                                                  $1,000,000
                                                  Property Damage

                        f.  Owners Protective     $1,000,000
                        (which is Hold Harmless)  Bodily Injury
                                                  $1,000,000
                                                  Property Damage

     Umbrella           Excess of Primary         $4,000,000
     Liability          Policies Listed Above     until December 31, 1995
                                                  and $9,000,000
                                                  thereafter
                                                  Bodily Injury

                                                  $4,000,000
                                                  until December 31,
                                                  1995 and $9,000,000
                                                  thereafter
                                                  Property Damage

     Within thirty (30) days of Agent's signing of this Agreement, Agent shall furnish Sylvan with insurance certificates evidencing the above coverage and providing for at least fifteen (15) days prior written notice of policy cancellation or modification.

     The Certificates of Insurance shall name ETS as an "Additional Insured" to reflect the fact that ETS has been named as an "additional insured" on the policy.

     The Insurance specified herein shall be minimum requirements, and Agent is responsible for providing any additional insurance deemed necessary to protect Agent's insurance coverage, nor is this clause intended to limit Agent's interests from other hazards or claims in excess of the minimum coverage. The liability of Agent to ETS is not limited to Agent's insurance coverage, nor is this clause intended to limit Agent's liability in any way for other non-insurable risks.


F.   HOLD HARMLESS

     Agent will indemnify and hold ETS, its employees, guests, or visitors, harmless from any and all loss, damage, injury, or liability arising directly or indirectly out of Agent's services to ETS, clients, or third parties, including operation of Agent or ETS owned or leased equipment, acts of omission, commission, or negligence of Agent's employees or agents when engaged in carrying out its services, and the failure to comply with applicable laws, regulations and ordinances.


G.   COVENANT NOT TO COMPETE

     Agent covenants and agrees that during the term of this Agreement and, if this Agreement is terminated or not renewed, Agent, for a period of two (2) years after such termination, will not engage as an owner, operator or in any other capacity, in a business offering computer-based testing services or facilities to any entity, person, company or organization that is or has been at any time during the term of this Agreement a Testing Client, or offers a test or tests that are in direct competition with any Tests offered by ETS.


H.   PROHIBITION AGAINST COACHING

     During the term of this Agreement and for a period of 180 days after the termination or completion of this Agreement:

     1. Neither Agent, nor any employee or independent contractor of Agent, will develop or offer any coaching advice, assistance, service, software, or materials (including those developed by any third party) for the Tests being administered under this Agreement; and

     2. Agent agrees not to sublet, rent to, or make space available to any third party that offers coaching advice, assistance, service, software, or materials, for the Tests being administered under this Agreement. Each Agent Test Center staff member administering the Tests covered by this Agreement may be required to sign with Agent an ETS provided agreement, stating that they agree to be bound by the terms of this provision.


I.   CONFLICT OF INTEREST

     No Agent Test Center staff administering the Tests covered by this Agreement, shall take a Test covered by this Agreement for a period of one hundred eighty (180) days following their last involvement in any aspect of the administration of such a test.

     No Agent Test Center staff shall handle materials for the administration of or administer a Test covered by this Agreement, for a period of ninety (90) days prior to the date of a Test administration that involves either a household or immediate family member.

     Each Agent Test Center staff member administering the Tests covered by this Agreement shall be required to sign with Agent an ETS provided agreement, stating that they agree to be bound by the terms of this provision and Agent will take all steps necessary to enforce said agreements.


J.   STANDARDS OF CONDUCT

     It is the policy of ETS not to discriminate on the basis of race, ethnic background, creed, age, or sex. By executing this Agreement, Agent agrees not to permit any of its agents or employees to behave, either through speech or conduct, in a manner that could reasonably be construed as offensive to members of any such group or otherwise to be in violation of the aforesaid policy.

K.   PROHIBITION ON GIFTS AND GRATUITIES

     Agent warrants that it has not offered or given, and will not offer or give to any employee, or representative, or immediate family member of an ETS employee a payment, gratuity, personal service, entertainment or gift, other than novelty advertising items (i.e., pencils, pens, clipboards, cups) of a nominal value. Any such offerings may be construed as Agent's attempt to improperly influence decisions at ETS, and Agent agrees that Sylvan may, by written notice to Agent, terminate this Agreement.


L.   EQUAL OPPORTUNITY

     The provisions of Section 202 of Executive Order 11246 (Equal Employment Opportunity) dated 9/24/65 and subsequently amended, are incorporated herein by reference and shall be applicable to this Agreement unless this Agreement is exempted under rules, regulations, or order of the Secretary of Labor.


M.   FAIR LABOR STANDARDS ACT

     Agent warrants that by accepting this Agreement, that for the performance of the services specified therein, it has complied and will comply with all requirements of the Fair Labor Standards Act of 1938, as amended.


N.   COMPLIANCE WITH LAW

     Agent warrants that in the performance of this Agreement, it will comply with all applicable federal, state, and local laws now and hereafter in effect.


O.   INDEPENDENT CONTRACTOR

     Under this agreement, Agent agrees that it will perform as an independent contractor, and not an agent or employee or ETS.


P.   ASSIGNMENT

     Agent agrees not to assign this Agreement, or any part thereof, or any responsibility thereunder, without the prior written approval of Sylvan.

Q.   SURVIVAL BEYOND COMPLETION

It is mutually agreed that paragraphs B. Ownership, C. Confidentiality and Security, D. ETS's Right to Audit, F. Hold Harmless Agreement, G. Covenant Not to Compete, H. Prohibition Against Coaching, and I. Conflict of Interest shall survive any termination/completion of this Agreement.

                                  ATTACHMENT 6
                      FEES, COMPENSATION AND REIMBURSEMENTS

            This Attachment 6 is effective as of the Effective Date of the Agreement.

            The parties agree to the following:

    1) SERVICE TYPE DEFINITIONS
       ------------------------

            Non-Testing Services: Services provided that are not Tests such as:
                                       Familiarity and practice products
                                       Pretests and other research or test
                                       development-oriented activities

                                       Test Disclosure

             Basic Testing Services:

                                       No eligibility checks
                                       Standard check-in procedure with no photo id

                                       No additional test taking materials
                                       The normal seating time and distance
                                                 requirements of 50 miles and 20
                                                 days do not apply. Candidates
                                                 will be lowest priority for
                                                 scheduling and NRC handling and
                                                 may be scheduled up to 45 days
                                                 from registration call. Call
                                                 center metrics for hold times
                                                 do not apply. Sylvan may use a
                                                 separate NRC scheduling method,
                                                 including the exclusive use of
                                                 telephony systems at Sylvan's
                                                 discretion. Seat times may not
                                                 be reserved for non-testing
                                                 events during peak times.

             Any event which includes any single service level characteristic higher than outlined above will automatically advance to either Standard Testing or Expanded Testing.

             Standard Testing:         Eligibility checks or eligibility files
                                                 are present in a mutually
                                                 agreed format that speeds the
                                                 registration process.

                                        Standard check-in procedure, including
                                                 photo, 2 standard Ids

                                        Score reports on screen
                                        No additional test taking materials
                                                 Testing available at least
                                                 monthly and substantially the
                                                 entire month (substantially
                                                 being defined as at least
                                                 twenty (20) days of testing per
                                                 month), continuous testing
                                                 availability of the Item Banks

                                        Review and challenge can occur at same
                                        time as operational testing*

            Any event which includes any single service level characteristic higher than outlined in Standard Services above will automatically advance to Expanded Testing.

   * This refers to the ability of a Candidate to review his/her test and challenge questions. To the extent this occurs immediately after the examination, for example the review and challenge is completed within 15 to 20 minutes of completion of the examination, and is limited to a written challenge without discussion or interaction with the Client, this is included with the Standard Service. If review and challenge must occur with the Client present, completion of review and challenge takes more than 20 minutes after the examination is completed, will prove disruptive to the test environment or requires the test center to be closed to all but the Candidate, this will fall within the Expanded Testing category.

           Expanded Testing: Eligibility files are not in mutually agreed format that speeds registration process.
                                       Additional check-in requirements such as
                                         security paragraphs; digital signature,
                                         additional ID
                                       Printed or customized score reports
                                       Printed supplementary testing materials
                                       Limited testing windows*
                                       Review and challenge require private use of test center

            Any test will automatically advance from Standard Testing to the Expanded Testing category when any single characteristic of the Expanded Testing category exists in the testing services required.

   *This provision will be waived for the GRE and GMAT programs for the first four years of the Agreement after the effective date. Thereafter, GRE and GMAT must be continuously testing (i.e. available seven days per week, every week of the year) or GRE and GMAT must become Expanded Testing category programs. Until these, or other ETS programs, become continuous, ETS will cooperate with Sylvan to adjust testing windows to achieve maximum network capacity and load leveling.

    2) PER TEST FEE. This is a fixed fee that will cover the fixed costs and per test variable costs that occur each time a test is delivered. The per test fee is set out in the chart below. The per test fee applies for all tests delivered but will vary depending on the service level chosen and the volume of tests as set forth in the chart below.



   Volume in Tests         Basic-Testing              Standard              Expanded
   450,000 - 575,000           US$*                    US$*                   US$*
   575,001 - 700,000           US$*                    US$*                   US$*
   700,00f - 825,000           US$*                    US$*                   US$*
   825,001 - 950,000           US$*                    US$*                   US$*
   950,001 - 1,075,000         US$*                    US$*                   US$*
   1,075,001 - 1,200,000       US$*                    US$*                   US$*
   1,200,001 - 1,325,000       US$*                    US$*                   US$*
   1,325,001 - 1,450,000       US$*                    US$*                   US$*

    3) PER APPOINTMENT HOUR FEE. This is a fixed hourly rate to cover the variable costs associated with the length of each event involved. The hourly rate will vary depending on volumes but will not vary between the types of services offered. The per appointment hour fees are set forth in the chart below.


                   TESTING HOURS                               Hourly Fees
                  (Average=4hrs/test

             2,000,000-2,500,000 hours                        US$     *     hour
             2,500,001-3,000,000 hours                        US$     *     hour
             3,000,001-3,500,000 hours                        US$     *     hour
             3,500,001-4,000,000 hours                        US$     *     hour
             4,000,001-4,500,000 hours                        US$     *     hour
             4,500,001-5,000,000 hours                        US$     *     hour
             5,000,001-5,500,000 hours                        US$     *     hour
             5,500,001-6,000,000 hours                        US$     *     hour

             With regard to both 2) and 3) above:

             a) ETS will pay Sylvan the applicable Per Test Fee from the applicable chart above for Tests delivered at all test sites delivering ETS tests. This fee will provide for all registration, electronic transmission of results and photo as well as all other support services provided by Sylvan to Test sites.

             b) The hourly test volume that determines the row of the table to be used for the hourly fee is the total hourly volume from all ETS testing programs tested in all US domestic and Canadian centers, including Sylvan Technology Centers, institutional centers operated by Sylvan, or other centers approved by ETS and Sylvan. In determining total test hour volume ETS will receive credit for all used and unused seat time it purchases in block purchases pursuant to Paragraph 5.4.3

*Text omitted based upon request for confidential treatment.

            of the Agreement. The test volume that the determines the row of the table to be used for test fees is the total number of tests from all ETS testing programs tested in all US domestic and Canadian centers, including Sylvan Technology Centers, institutional centers operated by Sylvan, or other centers approved by ETS and Sylvan.

            c) Volume break points were determined based on current program plans for introduction of computer-based testing. Based on current projections, testing volumes are expected to be 1.5 - 2.0 million hours in 1997-98. By 1999-00 with the introduction of TOEFL testing hours are projected to grow to 3.5 - 4.0 million hours. The volumes for determining pricing breakpoints includes all test volumes from the following programs: GRE, GMAT, PRAXIS, TOEFL, SAT-IAAY, NBPTS, TOEFL Pilot, APICS, AICPA, CEBS, NAPLEX, NCLEX,and NBPME.

            d) Total volume will be projected prior to the start of each ETS fiscal year (JulyJune) and the appropriate per test fees and hourly rates used accordingly on monthly invoices. Any adjustments, if necessary, will be determined at the end of ETS's fiscal year and the appropriate credits/invoices will be issued.

            e) The fees in this Attachment 6 will be effective July 1, 1998 and will remain in effect for the term of the contract. All fees will be adjusted annually in accordance with adjustments made to the Consumer Price Index; provided however, that the maximum increase in any Agreement year will be four (4%) but in any agreement year that the actual adjustment to the Consumer Price Index exceeds four (4%) percent, Sylvan will receive the maximum increase of four (4%) percent in as many following years as is necessary to make up the difference in revenue shortfall between the actual increase and four (4%) percent.

    4) MINIMUM ANNUAL PROGRAM RETAINER/SMALL PROGRAM CHARGE. This will be a fixed annual minimum for any and all programs testing in the system. The per test and per appointment hour fees will be used as a draw down against this minimum program retainer. The minimum annual
            retainer will be US$     *     per year for each year the program is
            in existence.


    5) FEES TO BE COLLECTED SEPARATELY FROM PER TEST AND PER HOUR SEAT FEES.

            a) Network Infrastructure Upgrade/Modification Reimbursements - ETS and Sylvan have agreed on a methodology for ETS cost reimbursement for Network Infrastructure Upgrades and Modifications based on the current contract language (Ref contract 6.6, page 22). Any upgrades or changes initiated solely to implement ETS's program requirements will be reimbursed 100% by ETS. Any upgrades or changes initiated solely to implement Sylvan's program requirements will not be reimbursed by ETS. When upgrades or changes are beneficial to both ETS and Sylvan, the parties will agree on an equitable split of the costs.


                                                                               4
*Text omitted based upon request for confidential treatment.

            b) Forfeit Fees (No Shows) - If any Examinee fails to appear as scheduled for a Test or other non-testing event, ETS will pay to
            Sylvan     *%     of the seat fee (the per test fee plus the hourly
            rate for the event) that Sylvan would have been paid had the Test or other non- testing event been administered to the Examinee when scheduled.

            c) Rescheduling Fee - When a Candidate reschedules for his own
            purposes and not because of a Sylvan error, a fee of     US$*
            will be charged directly to the Candidate for each reschedule undertaken for the Candidate.

            d) Private Testing - For each Private Test approved by ETS, ETS will
            pay to Sylvan an additional     $*    fee for each such Private Test
            administered, if testing occurs in the Regular Testing Room because of the absence of a Private Testing Room.

            e) Data Downloads - Eighty-five cents     (US$*)     per megabyte
            for all data downloads to each individual test site. There will be no free downloads including no free initial downloads. This will include all downloads regardless of medium actually used and regardless of whether ISDN was available at the site or not. This is subject to the restrictions placed on data downloads in Attachment 12.

   6) REPORT PREPARATION FEES

             Sylvan will provide those standard reports set forth in Attachment 11 at no charge. ETS may elect to have customized reports. Sylvan shall be reimbursed at a fixed price for those customized reports developed and delivered in accordance with ETS's request. Sylvan will develop the plans, devise the methods of measuring the data required by the plans and develop the personnel and structures necessary to create and maintain such reports. Sylvan will submit an invoice for the custom reports at the mutually agreed upon fixed price.

    7) NON-STANDARD SERVICES

             The pricing established in 1 through 6 above is the pricing for the standard service offering agreed to between the parties. From time to time, ETS may request and Sylvan may, in its sole discretion, undertake non-standard services on behalf of ETS. These services shall be priced in advance on a fixed price basis and billed to ETS based on the mutually agreed fixed price.

    8) CONFERENCE TESTING

             In those instances where ETS requests Sylvan's assistance for
    conference testing, Sylvan will charge a fee of     US$*     per day plus
    the actual cost of additional equipment rental, transportation, lodging and meals.


                                                                               5
*Text omitted based upon request for confidential treatment.

9) BEST PRICING

            ETS will, during the term of this Agreement, receive the best price Sylvan offers any other client with similar tests (being defined as Tests in the same categories as ETS Tests),z similar volumes and similar program requirements.

   10) NON-TESTING SERVICES

            ETS and Sylvan will negotiate separate agreements for each Non-Testing Service delivered through the Sylvan testing network.

   11) INCENTIVES AND PENALTIES

            In order to ensure that ETS test candidates are provided the highest quality and most efficient services, key performance standards will be mutually agreed upon each year. The target performance standards will be established in March of each year to become effective for the ETS fiscal year beginning July 1 and ending June 30 the following year.

            Incentives and penalties will be applied to the Per Test Hour fees based on Sylvan's performance against the standards each calendar quarter of the ETS fiscal year. Sylvan's performance will be measured quarterly and incentives will be paid or penalties levied at each calendar quarter.

            Two percent of the annual Per Test Hour fees paid will be both the maximum incentive and the maximum penalty for any single twelve month period, e.g., Sylvan may earn Per Test Hour fees in a range starting from a low of
        * (*%)     of total possible yearly Per Test Hour fees for substandard
   performance and a maximum of     * (*%)      of Per Test Hour fees for full
   compliance with the performance standards. The amount of penalty or incentive will be calculated as follows. ETS and Sylvan have assigned to key Performance Standards set forth in Attachment 12 a point for each standard regarded as an important customer service benchmark. Sylvan's base Per Test
   Hour Compensation will be assumed to be     * (*%)     percent of the total
   Per Test Hour fees available in any quarter. For each PERFORMANCE STANDARD met by Sylvan each quarter Sylvan will be awarded a point. For each Performance Standard Sylvan fails to meet each quarter Sylvan will have a point subtracted. The sum of all points added or subtracted divided by the total number of points available and that quotient multiplied by the incentive range (2%) will yield the final incentive or penalty percentage for the quarter.

   The penalties discussed in this paragraph 11) shall become effective one hundred and eighty (180) days after the Effective Date of this Attachment 6, provided that the Performance Standards of Attachment 12 and the agreed to measurement methodologies have become effective.


                                                                               6
*Text omitted based upon request for confidential treatment.

   The incentives shall become effective within 12 months of the Effective Date of this Attachment 6, provided that the Performance Standards of Attachment 12 have been established and measurement methodologies agreed to.

   The money from each penalty levied and each incentive earned shall be applied by the parties to aid in improvements to the network focused on the specific metrics needing improvement.

                                  ATTACHMENT 7
                            SOFTWARE DEVELOPMENT PLAN

          This Attachment 7 sets forth the requirements and guidelines for Software Development to be followed by. both parties. These guidelines will be incorporated into the contract as Attachment 7. Sylvan will develop a Software Plan in accordance with these guidelines and implement the same within one hundred eighty (180) days after the contract revision effective date.

                         SOFTWARE DEVELOPMENT GUIDELINES

     In order to insure that test scheduling, administration and delivery software fit the evolving needs of both parties, the following guidelines will be followed:

    1. All software will be planned, designed and developed according to industry-standard life cycle methodologies. All software will be Year 2000 compliant. (ETS software must be Year 2000 compliant as well.)

    2. All software development and enhancements will be planned on a schedule which includes ample time for:
             o   integration planning
             o   gathering, review and acceptance of requirements
             o   logical and physical design
             o   prototyping where appropriate
             o   quality assurance testing
             o   fully loaded production performance testing, where appropriate

    3. All ETS requirements for Sylvan software development and enhancements must be included in the project requirements document which must be delivered to Sylvan, in writing, within the project time frame. This document must be agreed to and signed by all stakeholders prior to the start of the project (This includes both ETS and Sylvan stakeholders.)

    4. Where information is stored at Sylvan and required by ETS, that information will be accessed by a standard interface and/or by standard scheduled data transfer procedures, including Application Protocol Interface (API).

    5. Where appropriate, mutually agreed upon software tools and utilities should be used so that both organizations can develop and use compatible information access and enhancement methods.

    6. Important software components will be upgraded on a regular schedule. Unscheduled updates will be discouraged by both parties.

    7. Version Control procedures will be developed and enforced so that there is only one production version of a given component in the field or the data center at any time.

    8. All software which is to be implemented in the Sylvan network will be acceptance tested by Sylvan.

    9. Software source and production versions will be tracked by an appropriate Release Management system. No software will be sent to the field without passing through this system after the QA cycle.

10. Sylvan will continue to participate in the ETS Release Planning team to facilitate communications and appropriate planning.

                                  ATTACHMENT 8
                              QUALITY CONTROL PLAN

            This Attachment 8 sets forth the requirements and guidelines for a Quality Control Plan. . Sylvan will develop this plan and the parties will jointly approve it. This plan will be developed and become effective one hundred eighty (180) days after contract revision effective date.

    QUALITY CONTROL GUIDELINES

    Given the nature of the computer based testing business, software and technology quality must be of utmost importance to both Sylvan and ETS. The following will serve as a framework to ensure that Quality Control is a priority to both parties during the day-today business of delivering academic tests:

    1.       Software
             In the areas of scheduling and registration, test center administration, test delivery, and results processing, all software which supports the testing process must be error free of critical errors and support all appropriate requirements in order to ensure that the candidate experience and service of test delivery are acceptable.
    2.       Test Center Facilities
             Sylvan has standards and specifications which support uniformity, ergonomics, ADA access, proper monitoring, and security. These standards must continue to be enforced and reviewed.
    3.       Test Center Administrators
             The people who administer and monitor the testing process must be properly trained and certified. They must have the tools needed to handle irregularities and make decisions during the day-to-day business of testing.
    4.       Test Content
             Test item banks must be certified by ETS free of presentation errors and obviously incorrect data.
    5.       Data Transmission
             Software, Item banks, appointment data, test administration data (such as eligibilities and retest files), test results and other information must be protected from corruption while being transmitted at the highest reasonable speed.
    6.       Scheduling
             Assuming that software quality is addressed above, procedures for handling the scheduling process, including special conditions scheduling and other exceptions exist and must continue to be monitored and enforced.
     7.      Documentation
             Both Sylvan and ETS must ensure that all technical and user documentation are complete, correct and up-to-date. This must be part of the quality control of all items above.

     8.     Quality Control Tools
            Sylvan will employ the following Quality Control tools in its Quality Control program.

            a. Software
                     Automated Code Checking
                     Automated Testing of Code
            b. Test Center Facilities/Test Center Administrators
               Mystery/Secret Shopper___ times per year____ center. This applies to all centers delivering ETS Tests. For any center found deficient the frequency will increase to___ times per____year center in addition to requiring a plan for correction of the deficiencies. Interactive training for TCAs will be part of the plan.

            c. Test Content
                      Sylvan will develop or purchase automated tools for test
                         presentation checking. (Not Test Content)

            d. Data Transmission
                      Sylvan will monitor 100% of all transmissions. Sylvan will upgrade the network and will purchase services from providers that will insure greatly reduced or error free transmissions.

             e. Scheduling
                      Newscheduling system will have automatic checking and
                         will run processes to validate schedules. Sylvan will do real time validation against business rules.

             f. Documentation
                      Sylvan's plan is to have a single set of documentation and access by applicable personnel will be on-line and on-demand.

                                  ATTACHMENT 9
                            SECURITY/CONTINGENCY PLAN

          The contract revision will include as Attachment 10 the requirements set forth below,for a Communications Plan. Sylvan will develop this plan. This plan will contain those Security Audit plan features desired by ETS. This plan will be developed and become effective one hundred eighty (180) days after contract revision effective date.

    SECURITY

    Sylvan has security procedures in the following areas:

    1.  Data Center
        Includes central servers, golden servers, the main back-end data base system, and physical (corporate headquarters) building security

    2.  Data transmission
        Includes the safety of software and item banks, test results, and other client- and candidate-specific information which must be protected from theft and tampering during movement to and from testing centers, the Sylvan data center, and ETS

    3.  Testing Center
        Includes the safety of software and item banks, test results, and other client- and candidate-specific information which must be protected from theft and tampering while resident at a Sylvan Testing Center. Also includes the security of physical network and ancillary equipment.

    4.   Call Center
         Includes appointment and test schedule data, candidate demographics, and client related infon-nation. Also includes the security of call center computers and other equipment.

    5.   Test Production
         This is not currently an ETS issue.

    Sylvan will share highlights and ETS specific portions of the plan with ETS but must withhold customer sensitive issues. Sylvan will provide mutually agreed ETS security requirements in the plan.

    CONTINGENCY
    Plans are in place to handle "disaster recovery" for:
    1. The Sylvan Data Center
    2. The Candidate Services Call Center
    3. Any individual Sylvan Test Center
    4. Communications and data transfer lines between any of the above, or between Sylvan and ETS

     The contingency plans include procedures for escalation, communication with ETS, time frames for handling recovery tasks, "post mortem", and return to normal operations.

Though personnel and candidate safety and equipment/facility security must always be Sylvan's first concern, communications with ETS and other clients are a high priority after a problem has occurred which affects ongoing testing operations.

                                  ATTACHMENT 10
                         CONFIGURATION CONTROL AND COMMUNICATIONS PLAN

        The contract revision will include as Attachment 10 the requirements set forth below for a Configuration Control and Communications Plan. Sylvan will develop this plan and the parties will jointly approve it. This plan will be developed and become effective one hundred eighty (180) days after contract revision effective date.

   CONFIGURATION CONTROL AND COMMUNICATIONS PLAN

   The control of pertinent operations and Sylvan./ETS communications will be tied together in the Configuration Control and Communications Plan. This plan may include, but not be limited to:

    1. Standard test delivery and STC operations procedures, as set forth in the Policies, Procedures and Practices (PPP) manual

    2. Physical and electronic security procedures both at Sylvan and ETS, as set forth in the Security Plan

    3. Schedules and procedures for ensuring that regular processes are completed and errors handled so that normal testing operations may continue

    4. Communication and problem escalation procedures.

    5. Candidate complaint procedures, including appropriate actions under different circumstances. It is incumbent upon ETS to ensure that such procedures may be implemented across programs.

    6. Procedures for the collection, review and incorporation of business requirements into software and other processes, as set forth in the Software Development Plan. This will include costing, scheduling, and impact analysis.

    7. Software Version Control procedures, as set forth in the Software Development Plan

    8. Procedures for the joint diagnosis and correction of test center system problems which do not appear to have an immediate source

    9. Quality Control procedures for software and for manual processes, as set forth in the Quality Control Plan

    10. Procedures for the maintenance and dissemination of appropriate user and technical documentation

    11. Communication of procedures (as set forth in the Quality Control Plan) to remedy problems stemming from misunderstanding of the PPP and/or inadequate TCA training

    12. Standard procedures for dissemination of periodic reports and statistical information. The standard reporting packages will be fully defined by calendar year end 1997.

    13. Procedures for the protection of company private and trade secret information

    14. Procedures for collecting, verifying and incorporating information required for capacity planning. This will include required lead times for volume forecasts, and appropriate remedies when forecast and reality turn out to be very different.

    15. Procedures for communicating and responding to changes in the market and business environment

                                  ATTACHMENT 11

                             SYLVAN STANDARD REPORTS

             Sylvan will develop a new standard reporting package. This Sylvan Standard Client Reporting Package will be distributed monthly and will consist of the reports set forth below. This Attachment I I will be effective one hundred eighty (180) days after contract revision effective date. All reports will be approved by the Contract Performance Oversight Committee.

     1. Candidate Services Report

              Call Center Statistics
              Local Registration Statistics
              Registration Report

     2. Client Services Report

              Status Report

     3. Logistics

              Capacity Recap

     4. Technical Services Status Report (If applicable)

     5. Annual Operating Report

     6. Reports necessary to monitor Performance Standards.

                                 ATTACHMENT 12
                              PERFORMANCE STANDARDS

    Note: UNLESS OTHERWISE STATED, ALL MEASUREMENT OF THE APPLICABLE METRICS WILL BE QUARTERLY. WHENEVER NOTICE IS REQUIRED UNDER THIS ATTACHMENT, NOTICE SHALL BE GIVEN TO THE INDIVIDUAL DESIGNATED IN THE NOTICE SECTION OF THE AGREEMENT FOR ACCEPTANCE OF ALL OPERATIONAL NOTICES.

    This Attachment 12 will become effective 180 days after contract revision effective date. During the time that Sylvan installs Project Wirewalker and moves its current systems and activities unto the Project Wirewalker systems platform, these performance standards will be suspended for a three month period. Sylvan will provide periodic reports to ETS during the three month period.

    DESCRIPTION OF PERFORMANCE STANDARD                                                             POINTS

    1. SCHEDULING TEST TAKERS
    a. *% of test takers will be offered an appointment within 20 days ofhis/her initial             *
    request and within 50 miles of the requested site. *% of test takers will be offered an appointment within 60 days of his/her initial request and within 50 miles of the requested site.

    b. *% of all registration telephone calls will be answered in 5 minutes orless                   *
    measured as an average queue time for each month.

    c. *% of all Examinees who leave a message at the CSCC will be called back                       *
    within 48 hours. Sylvan will document all call-backs including attempts resulting in the Examinee not being available.

    II. RESCHEDULING OF TEST TAKERS

    a. ETS will be notified of the identity of individuals being rescheduled as a result of           *
    Sylvan operations within 24 hours.

    b. When a justified scheduling complaint or a service disruption requires a rescheduling of the test taker, Sylvan will respond as follows:

    1. Sylvan will make 3 attempts to make voice contact within 24 hours of the                       *
    need for rescheduling to occur for *% of test takers affected.

    2. If voice contact fails, *% of affected test takers will receive a mailed                       *
    post card requesting them to reschedule.

    3. Once contact is established, Sylvan will complete rescheduling of test                         *
    taker within 72 hours or document that test taker refused appointment offers.

*Text omitted based upon request for confidential treatment.


DESCRIPTION OF PERFORMANCE STANDARDS                                                                Points
    4. When necessary, Sylvan will open additional testing times at the original                      *
    testing site or at a site within 50 miles of test takers original test site to insure test taker is rescheduled within 15 days of establishing contact with Sylvan. Where test taker chooses a date outside of the 15 days, the 15 day limit is waived.

    5. Where a test taker documents that there will be a material injury to test                      *
    taker if normal scheduling guidelines are followed, Sylvan will arrange for the test taker to be rescheduled within a week.

    6. ETS will extend the time the item banks are available for the sole purpose of rescheduling test takers.

    III. SPECIAL FACILITIES TEST TAKERS

    a. *% of Special Facilities test takers will be offered an appointment within 20                 *
    days of their first choice and within 50 miles of the first center requested.

    IV. Test Delivery

    a. *% of all tests will be delivered each month as scheduled.                                    *

    b. *% of all tests will result in a completed EPR except where disruption                        *
    and/or cessation of testing is a result of ETS software errors or force majeure circumstances.

    c. *% of results will be communicated to ETS electronically within 24 hours, *%                  *
    within 48 hours and *% within 4 business days.

    V. SUPPORT OF ETS DEVELOPED SOFTWARE/SUPPORT OF SYLVAN DEVELOPED SOFTWARE/SERVICE
    DISRUPTIONS

    Both parties equally share the responsibility to support all software systems. Therefore the parties agree to the following support functions:

    1. When the problem is discovered by Sylvan:

    a. EIR will be filed by Sylvan as soon as the problem is discovered.

    b. When the technical staff at Sylvan perceives that there are multiple cases of the same problem affecting at least 10 test takers or multiple sites or the national registration system, Sylvan will notify ETS within 60 minutes of discovering the issue for *% of all incidents and within 12 hours for *% of the incidents.

    c. An oral or written summary of the problem will be communicated to ETS within 24 hours for a problem that prevents successful completion of the testing process and within 4 business days for non-critical problems.


                                                                               2
*Text omitted based upon request for confidential treatment.



DESCRIPTION OF PERFORMANCE STANDARDS                                                               POINTS
   d. Requests for reasonable and relevant information regarding the incident(s)
   in question, will be answered within 5 business days.

   e. If the incident requires a Sylvan solution or Sylvan input into a solution, Sylvan will prepare a recovery plan, including a resolution time line, within a time commensurate with the severity of the problem. ETS must provide all relevant and reasonable information and its cooperation where necessary to accomplish the recovery plan in a timely fashion

   2. When the problem is discovered by ETS

   a. ETS will forward the equivalent of an EIR to Sylvan.

   b. If the condition will or has affected 10 or more test takers, multiple centers or the national registration system, then ETS will notify Sylvan
   Corporate within 60 minutes of discovery of the problem for *% of all incidents and within 12 hours for *% of all incidents.

   c. ETS will provide an oral or written summary of the problem within 24 hours for a problem that prevents successful completion of the testing process and within four business days for non-critical problems.

   d. Requests for reasonable and relevant information regarding the incident(s) in question, will be answered within 5 business days.

   e. If the incident requires an ETS solution or ETS input into a solution, ETS will prepare a recovery plan, including a resolution timeline, within a time commensurate with the severity of the problem. Sylvan must provide all relevant and reasonable information and its cooperation where necessary to accomplish the recovery plan in a timely fashion.

   V1. DISTRIBUTION OF SOFTWARE AND DATA

   a. *% of all software and data will be distributed to all locations in the                        *
   network required to have it by the published date, provided it is received a minimum of 96 hours before the published date. All hours are assumed to be over business days.

   b. *% of all locations will have all software and data distributed to them                        *
   by the published date, provided it is received a minimum of 72 hours before the published date. All hours are assumed to be over business days.

   c. *% of all locations will have all software and data distributed to them                        *
   by the published date, provided it is received a minimum of 48 hours before the published date. All hours are assumed to be over business days.

   The following conditions are required for this metric:


                                                                               3
*Text omitted based upon request for confidential treatment.


DESCRIPTION OF PERFORMANCE STANDARD                                                                  Points
      - Work orders must be received by 4:00 p.m. eastern time the appropriate number of business hours before each of a) through c) above.

      - Individual work orders exceeding 15 megabytes must be received 268 hours before the published date.

      - The aggregate of all work orders due on the same published date may not exceed 30 megabytes. Where the aggregate of all work orders will exceed 30 megabytes, Sylvan will require a priority list and will not guarantee distribution per a), b) and c) above, for low priority data that exceeds the 30 megabyte limit.

      - These standards do not apply for non-ISDN sites. Non-ISDN sites will have all data distributed by the published date provided it is received 10 business days before it is due.

      - These standards do not apply to remote sites such as Guam, American
      Samoa, etc. Sylvan will supply ETS with a comprehensive list of those sites deemed remote.

      - Theses standards do not apply when a force majeure condition applies.

      d. Any candidate affected by the failure to distribute the data in accordance with the above will be tested free.

      VIL DISPOSITION OF IRREGULARITIES

      a. *% of all EIRs will be closed within 3 business days.

      b. *% of all EIRs will be closed within 5 business days.

      c. When Sylvan or ETS believes corrective action is necessary, a remedial action plan, with a timetable for completion, will be developed within 5 business days. Disagreement concerning the need for corrective action will be adjudicated by the Contract Performance Oversight Committee.

      VIII. RECOVERY STANDARDS

      a. Site will immediately notify the CSCC when they are unable to deliver tests. The CSCC will reschedule any candidates affected using the rescheduling standards set forth above.

      b. Sylvan will notify ETS as quickly as possible and in the best manner available, but in any event not longer than 48 hours after a test center goes down. Current practice is to notify ETS via ETS beeper and e-mail.
      Sylvan and ETS are working to include all necessary information in an automated client information system. Until that process is complete, Sylvan will continue the current practice and will monitor that practice to make certain it remains the best available manner.


                                                                               4
*Text omitted based upon request for confidential treatment.


DESCRIPTION OF PERFORMANCE STANDARD                                                                   POINTS
    c. Sylvan will use its best efforts to bring the site back on line within 48 hours of the initial shut down.

    d. If the site cannot be brought back on line within 48 hours, Sylvan Corp.
    will notify ETS and reschedule the affected candidates through the CSCC.

    e. Within 3 business days of the incident, Sylvan will notify ETS in writing of candidates who could not be reached or could not be rescheduled.

    Note: These standards as written represent the performance targets for the first year of this Agreement, a key transition year for two major testing programs. To effect continuous improvement in service to the ETS test takers and test program sponsors, the measures contained in this Attachment 12 will be reviewed, adjusted, and agreed upon each year. Financial penalties and incentives associated with these Performance Standards will be determined quarterly based on the formula in Attachment 6. Sylvan and ETS must jointly determine the measurement methodologies for each of these Performance Standards. These Performance Standards, the measurement methodologies and the financial incentives and penalties will become effective one hundred eighty (180) days after the Effective Date of the Master Agreement Between Educational Testing Service and Sylvan Learning Systems, Inc. for Computer Based Testing Services at Sylvan Technology Centers in the United States and Canada entered into by Sylvan and ETS to replace the former Amended and Restated Master Agreement dated September 1. 1993.

                                  Attachment 13
                              ETS Testing Programs

     GRE

     GMAT

     PRAXIS

     TOEFL

     SAT-IAAY

     NBPTS

     TOEFL Pilot

     APICS

     AICPA

     CEBS

     NAPLEX

     NBPME

     NCLEX